                                                                    EXHIBIT 2.04









                      REVENUE INTEREST ASSIGNMENT AGREEMENT

                          Dated as of October 28, 2003

                                      among

                                  ARTERY, LLC,


                                  as Assignor,

                         GUILFORD PHARMACEUTICALS INC.,

                               GPI HOLDINGS, INC.

                                       and

                            PAUL ROYALTY FUND, L.P.,
                                       and
                          PAUL ROYALTY FUND HOLDINGS II
                                  as Assignees



*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                                Table of Contents

                                   (continued)

                                                                                                               Page
                                                                                                               ----

ARTICLE I  DEFINITIONS............................................................................................1

         Section 1.01  Definitions................................................................................1

ARTICLE II  PURCHASE AND SALE OF ASSIGNED INTERESTS..............................................................23

         Section 2.01  Purchase and Sale.........................................................................23
         Section 2.02  Payments in Respect of the Assigned Interests.............................................24
         Section 2.03  Purchase Price............................................................................28
         Section 2.04  No Assumed Obligations....................................................................28

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ASSIGNOR AND GUILFORD.............................................28

         Section 3.01  Organization..............................................................................29
         Section 3.02  Corporate Authorization...................................................................29
         Section 3.03  Governmental Authorization................................................................29
         Section 3.04  Ownership.................................................................................30
         Section 3.05  Financial Statements......................................................................30
         Section 3.06  No Undisclosed Liabilities................................................................30
         Section 3.07  Solvency..................................................................................30
         Section 3.08  Litigation................................................................................30
         Section 3.09  Compliance with Laws......................................................................31
         Section 3.10  Conflicts.................................................................................31
         Section 3.11  Material Contracts........................................................................32
         Section 3.12  Intellectual Property.....................................................................32
         Section 3.13  Regulatory Approval.......................................................................33
         Section 3.14  Subordination.............................................................................33
         Section 3.15  Place of Business.........................................................................34
         Section 3.16  Broker's Fees.............................................................................34
         Section 3.17  Other Information.........................................................................34
         Section 3.18  Distribution Agreements and License Agreements............................................34
         Section 3.19  Insurance.................................................................................37
         Section 3.20  Accuracy of Reports.......................................................................37
         Section 3.21  * Representations; Closing................................................................37

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ASSIGNEES..........................................................37

         Section 4.01  Organization..............................................................................37
         Section 4.02  Authorization.............................................................................38

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                                                                                                               Page
                                                                                                               ----
         Section 4.03  Broker's Fees.............................................................................38
         Section 4.04  Conflicts.................................................................................38
         Section 4.05  Consents..................................................................................38
         Section 4.06  Tax Representation........................................................................39

ARTICLE V  COVENANTS.............................................................................................39

         Section 5.01  Consents and Waivers......................................................................39
         Section 5.02  Access; Books and Records.................................................................39
         Section 5.03  Material Contracts........................................................................40
         Section 5.04  Confidentiality; Public Announcement......................................................40
         Section 5.05  Quarterly Reports.........................................................................41
         Section 5.06  Right of First Refusal....................................................................42
         Section 5.07  Purchase Options..........................................................................43
         Section 5.08  Security Agreements.......................................................................47
         Section 5.09  Best Efforts; Further Assurance...........................................................48
         Section 5.10  Remittance to Lockbox Account.............................................................49
         Section 5.11  Additional Covenants of Assignor, GPI Holdings and Guilford...............................51
         Section 5.12  Future Agreements.........................................................................56
         Section 5.13  Guarantee.................................................................................57
         Section 5.14  Financial Statements......................................................................58

ARTICLE VI  THE CLOSING; CONDITIONS TO CLOSING AND FUNDING.......................................................58

         Section 6.01  Closing...................................................................................58
         Section 6.02  Conditions Applicable to Assignees........................................................59
         Section 6.03  Conditions Applicable to Assignor.........................................................62

ARTICLE VII  TERMINATION.........................................................................................63

         Section 7.01  Termination Date..........................................................................63
         Section 7.02  Effect of Termination.....................................................................63

ARTICLE VIII  MISCELLANEOUS......................................................................................63

         Section 8.01  Survival..................................................................................63
         Section 8.02  Specific Performance......................................................................64
         Section 8.03  Notices...................................................................................64
         Section 8.04  Successors and Assigns....................................................................66
         Section 8.05  Indemnification...........................................................................66

         Section 8.06  Expenses..................................................................................68
         Section 8.07  Independent Nature of Relationship........................................................68
         Section 8.08  Federal Tax...............................................................................68
         Section 8.09  Entire Agreement..........................................................................69
         Section 8.10  Amendments; No Waivers....................................................................69
         Section 8.11  Interpretation............................................................................69
         Section 8.12  Headings and Captions.....................................................................70
         Section 8.13  Counterparts; Effectiveness...............................................................70
         Section 8.14  Severability..............................................................................70
         Section 8.15  Governing Law; Jurisdiction...............................................................70
         Section 8.16  Waiver of Jury Trial......................................................................71

                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A - * Sales
Exhibit B - Financial Statements
Exhibit C - Bill of Sale
Exhibit D - Assignor-Assignee Security Agreement
Exhibit D-1 - Guilford-Assignor Security Agreement
Exhibit D-2 - Guilford-Assignee Security Agreement
Exhibit E(i) - Legal Opinion Hogan & Hartson, L.L.P.
Exhibit E(ii) - Legal Opinion of Patent Counsel
Exhibit F - LLC Agreement
Exhibit G - Certificate of Formation
Exhibit H - Management Agreement
Exhibit I - Warrant
Exhibit J - Aggrastat Net Sales Projection and Budget
Exhibit K - Pledge Agreement
Exhibits L -N-Conversion Documents
Exhibit O - Acceptable Investments

SCHEDULES
Schedule 1.01 - Applicable Percentage
Schedule 3.02 - Corporate Authorization
Schedule 3.04 - Liens
Schedule 3.06 - Liabilities
Schedule 3.08 - Litigation
Schedule 3.09 - Compliance with Laws
Schedule 3.10 - Conflicts
Schedule 3.12(a) - Registered Intellectual Property
Schedule 3.12(b) - Intellectual Property Agreements
Schedule 3.12(c) - Issues Associated with Intellectual Property Agreements
Schedule 3.12(d) - Third Party Intellectual Property Rights
Schedule 3.12(f) - Restrictions On Granting Powers Under Distribution Agreements and Licensing Agreements
Schedule 3.12(i) - Payments On Primary Products and Intellectual Property
Schedule 3.12(k) - Disputes
Schedule 3.15 - Place of Business
Schedule 3.17 - Other Information
Schedule 3.18(a) - Distribution Agreements and License Agreements
Schedule 3.18(a)(iii) - Notices of Intention to Terminate Distribution Agreements and License Agreements



*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Schedule 3.18(a)(iv) - Right to Receive Payments Under Distribution Agreements and License Agreements
Schedule 3.18(a)(v) - Required Payments Under Distribution Agreements and License Agreements
Schedule 3.18(b) - Correspondence and Written Communications Regarding Distribution Agreements and License Agreements
Schedule 3.19 - Insurance
Schedule 5.07(a) - Assignees Option Repurchase Price
Schedule 5.07(b)(i) - Assignor Option Repurchase Price
Schedule 5.07(b)(ii)(A) - Call Price
Schedule 5.07(b)(ii)(B) - Secured Financing Event Price
Schedule 5.07(c) - Payment Factors
Schedule 6.02(g) - UCC Filing Jurisdictions
Schedule 8.08 - Federal Tax-Projected Payment Schedule

#The Company has omitted certain schedules in accordance with Regulation S-K 601(b)(2). The Company will furnish the omitted schedules to the Commission upon request.

                      REVENUE INTEREST ASSIGNMENT AGREEMENT


                  REVENUE INTEREST ASSIGNMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is made and entered into as of October 28, 2003 by and among GUILFORD PHARMACEUTICALS INC., a Delaware corporation ("Guilford"), GPI HOLDINGS, INC., a Delaware corporation and wholly-owned subsidiary of Guilford ("GPI Holdings"), ARTERY, LLC, a Delaware limited liability company and wholly-owned subsidiary of GPI Holdings ("Assignor"), and PAUL ROYALTY FUND, L.P., a Delaware limited partnership ("Fund") and PAUL ROYALTY FUND HOLDINGS II, a California general partnership ("Holdings"), (each an "Assignee" and together, the "Assignees").

                  WHEREAS, Assignor is the owner of the Intellectual Property (as hereinafter defined) and the Regulatory Approvals (as hereinafter defined) with respect to the Primary Products and the other rights, assets, and properties acquired by Assignor under the Merck Purchase Agreement and the Assignment Documents; and

                  WHEREAS, Assignor has the right to payments under the Management Agreement (as hereinafter defined); and

                  WHEREAS, Assignor wishes to sell, assign, convey and transfer to Assignees, and Assignees wish to purchase from Assignor, the Assigned Interests (as hereinafter defined), upon and subject to the terms and conditions hereinafter set forth; and

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 DEFINITIONS.

                  The following terms, as used herein, shall have the following meanings:

                  "Acceptable Investments" shall mean the types of investments, and subject to the applicable concentration limits, described in the GPI Holdings, Inc. - Short Term Investment Policy attached as Exhibit O.

                  "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  "After Acquired Products" shall mean any products acquired or in-licensed by Guilford or any Subsidiary of Guilford after the Closing, whether individually or as part of an acquisition, merger or other transaction, and any product that is developed internally by Guilford or a Subsidiary of Guilford that is competitive with either of the Primary Products.

                  "After Acquired Products Net Sales" shall mean, for any period of determination, the aggregate gross revenues of Guilford and its Affiliates, calculated in accordance with GAAP, with respect to the After Acquired Products, arising from direct sales, royalties or otherwise, earned by Guilford and its Affiliates during such period, less, in the case of direct sales only, (i) customary cash trade discounts and rebates actually granted or paid solely in connection with After Acquired Products sold after the Closing, (ii) allowances and adjustments actually credited to customers for After Acquired Products that are spoiled, damaged, outdated, obsolete, returned or otherwise recalled and are solely in connection with After Acquired Products sold after the Closing, (iii) allowances and adjustments actually credited to customers for a recall by a Government Authority of any After Acquired Product sold after the Closing, (iv) charges included as part of the aggregate sales for freight, postage, shipping and insurance charges, to the extent invoiced, and (v) taxes, duties or other governmental charges when included in the invoice, plus any proceeds (including payments of whatever type and whenever received) received by Guilford and its Affiliates from the Transfer of an After Acquired Product or the Intellectual Property, Regulatory Approvals or related assets with respect to an After Acquired Product. In calculating After Acquired Product Net Sales, any Transfer from Guilford to an Affiliate shall be disregarded and the calculation shall instead be based on the first Transfer to an unrelated third party.

                  "Aggrastat" shall mean

                  (a) the product currently known and marketed as AGGRASTAT(R),

                  (b) the active pharmaceutical ingredient tirofiban hydrochloride,

                  (c) the formulated solutions for intravenous injection or infusion containing tirofiban hyrdrochloride marketed under the trademark AGGRASTAT(R),

                  (d) any formulation of or product containing or comprised of tirofiban hyrdrochloride, or any derivative thereof (including but not limited to any stereoisomers, either separated or combined, any hydrates, any salts, any solvates and any crystal forms), and

                  (e) any reformulation or line extension of such product, any product containing or comprised of the same active pharmaceutical ingredient as such product, regardless of dosage or method of administration, and any improvement, enhancement, refinement or modification of such product.

                  "Aggrastat Regulatory Approvals" shall mean with respect to Aggrastat, collectively, all INDs, NDAs and other regulatory approvals, registrations and associated materials (including the product dossier), including IND No. 38,899, NDA No. 20-912 (vial concentrate) and NDA No. 20-913 (pre-mixed bag) acquired from Merck, and all reports, correspondence and other submissions related thereto and the regulatory and clinical files and data pertaining thereto, and all information, data, know-how, formulations, assays, goodwill or intellectual property contained in such IND and the NDAs, relating to Aggrastat in the United States and its territories and possessions, together with all amendments, supplements and updates thereto, and all comparable regulatory approvals, registrations and associated materials throughout the world.

                  "Agreement" shall have the meaning set forth in the first paragraph hereof.

                  "Applicable Percentage" shall mean, as of any date of determination:

                  (a) for the period from the Closing Date through and including December 31, 2006:

                           (i) with respect to annual Primary Products Net Sales
                  earned during a calendar year after the Closing Date (including 2003) of up to and including $75 million, 10% of such Primary Products Net Sales for such calendar year, and in addition, to the extent that Primary Products Net Sales for such calendar year are less than the * Sales for such calendar year, 10% of the lesser of (A) the After Acquired Products Net Sales for such calendar year and (B) (x) the * Sales for such calendar year less (y) the Primary Products Net Sales for such calendar year, and

                           (ii) with respect to annual Primary Products Net
                  Sales earned during a calendar year after the Closing Date (including 2003) in excess of $75 million, 2.5% of such excess Primary Products Net Sales for such calendar year and in addition, to the extent that Primary Products Net Sales for such calendar year are less than the * Sales for such calendar year, 2.5% of the lesser of (A) the After Acquired Products Net Sales for such calendar year and (B) (x) the * Sales for such calendar year less (y) the Primary Products Net Sales for such calendar year, and

                  (b) for the period from January 1, 2007 through and including December 31, 2012:

                           (i) with respect to annual Primary Products Net Sales
                  earned during a calendar year up to and including $75 million, 17.5% of such Primary Products Net Sales for such calendar year and in addition, to the extent that Primary Products Net Sales for such calendar year are less than the * Sales for such calendar year, 17.5% of the lesser of (A) After
                  Acquired Products Net Sales for such calendar year and (B) (x) the * Sales for such calendar year less (y) the Primary Products Net Sales for such calendar year, and


*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                           (ii) with respect to annual Primary Products Net
                  Sales earned during a calendar year in excess of $75 million, 3.5% of such excess Primary Products Net Sales for such calendar year and in addition, to the extent that Primary Products Net Sales for such calendar year are less than the
                  * Sales for such calendar year, 3.5% of the lesser of (A) the After Acquired Products Net Sales for such calendar year and
                  (B) (x) the * Sales for such calendar year less (y) the Primary Products Net Sales for such calendar year.

                  Notwithstanding the foregoing:

                  (x) if, for any of calendar years 2004, 2005 or 2006, the Primary Products Net Sales and the After Acquired Products Net Sales collectively are less than 75% of the * Sales for such year, then the Applicable Percentage set forth in clause (a)(i) above shall be 12.5% rather than 10% for such calendar year, *;

                  (y) if, for any calendar year after December 31, 2006, the Primary Products Net Sales and After Acquired Products Net Sales collectively are less than $75 million, the Applicable Percentage set forth in clause (b)(i) above shall be 22.5% rather than 17.5% for such calendar year, provided, however, that if the 22.5% rate is applicable in a particular year, then Assignees will not receive any payments pursuant to clause (b)(ii) above for that year;

                  (z) if, for any calendar year during the Term, Primary Products Net Sales plus After Acquired Products Net Sales for such calendar year are less than the * Sales for Primary Products for such calendar year, then the Applicable Percentage shall additionally include an amount equal to 2.5% of the lesser of (i) Secondary Products Net Sales for such calendar year and (ii) (A)
* Sales for such calendar year less (B) the sum of Primary Products Net Sales for such calendar year and After Acquired Products Net Sales for such calendar year; and

                  The foregoing definition of the Applicable Percentage is to be interpreted in accordance with the illustrative examples set forth on Schedule
1.01 hereto.

                  "Assigned Interests" shall mean an undivided interest in the right to receive amounts payable to Assignor by Guilford under the Management Agreement, without any offset or reduction for any amounts payable by Assignor to Guilford under the Management Agreement, equal to the Applicable Percentage of Total Net Sales and all other amounts payable in accordance with Section 2.02.

                  "Assignees" shall have the meaning set forth in the first paragraph hereof.


* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  "Assignees Concentration Account" shall mean a segregated account established for the benefit of Assignees and maintained at the Lockbox Bank pursuant to the terms of the Lockbox Agreement and this Agreement. Assignees Concentration Account shall be the account into which the funds held in the Joint Concentration Account which are payable to Assignees pursuant to this Agreement are swept by the Lockbox Bank in accordance with the terms of this Agreement and the Lockbox Agreement.

                  "Assignees Indemnified Party" shall have the meaning set forth in Section 8.05(a).

                  "Assignees Option Repurchase" shall have the meaning set forth in Section 5.07(a).

                  "Assignees' Account" shall mean an account maintained by Assignees at any financial institution and designated in writing by Assignees to Assignor, as Assignees may so designate from time to time.

                  "Assignees' Consultants" shall mean, collectively, Assignees' employees, officers, directors, legal and accounting advisors, agents or other authorized representatives.

                  "Assignor" shall have the meaning set forth in the first paragraph hereof.

                  "Assignor-Assignees Security Agreement" shall mean the Security Agreement dated as of October 28, 2003 by and between Assignor and Assignees providing for, among other things, the grant by Assignor in favor of Assignees of a valid continuing, perfected lien on and security interest in, the collateral described therein. "Assignor Concentration Account" shall mean a segregated account established and maintained at the Lockbox Bank pursuant to the terms of the Lockbox Agreement and this Agreement. Assignor Concentration Account shall be the account into which the funds remaining in the Joint Concentration Account after payment therefrom of the amounts payable to Assignees pursuant to this Agreement are swept in accordance with the terms of this Agreement.

                  "Assignor Indemnified Party" shall have the meaning set forth in Section 8.05(b).

                  "Assignor Option Event" shall mean any one of the following events:

                           (i)      a Change of Control; or

                           (ii) the acquisition by Guilford of a product for more than $100 million in cash at closing; or

                           (iii) the refinancing of all indebtedness for borrowed money in a single transaction or a series of related transactions, as such indebtedness may exist from time to time, of Guilford and its Subsidiaries, other than leasehold debt, equipment financing and working capital revolving lines of credit.

                  "Assignor Option Repurchase" shall have the meaning set forth in Section 5.07(b).

                  "Assignor Option Repurchase Price" shall have the meaning set forth in Section 5.07(b).

                  "Assignor's Account" shall have the meaning set forth in
Section 2.03(b).

                  "Audit Costs" shall mean, with respect to any audit of the books and records of Assignor with respect to amounts payable or paid under this Agreement or any License Party Audit, the cost of such audit, including, without limitation, all fees, costs and expenses incurred in connection therewith.

                  "Audit Reports" shall mean, with respect to a License Party Audit, any and all reports, findings and other written information related to such License Party Audit.

                  "Bankruptcy Event" shall mean:

                           (i) Guilford, GPI Holdings or Assignor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its respective debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any portion of its assets, or Assignor, GPI Holdings or Guilford shall make a general assignment for the benefit of its respective creditors; or

                           (ii) there shall be commenced against Assignor, GPI Holdings or Guilford any case, proceeding or other action of a nature referred to in clause (i) above which remains undismissed, undischarged or unbonded for a period of ninety (90) days; or

                           (iii) there shall be commenced against Assignor, GPI Holdings or Guilford any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against (A) all or any major portion of its assets and/or (B) either of the Primary Products, or any significant portion of the Intellectual Property related to either of the Primary Products, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within forty-five (45) days from the entry thereof; or

                           (iv) Assignor, GPI Holdings or Guilford shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above of this definition of "Bankruptcy Event";

                           (v) Assignor, GPI Holdings or Guilford shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its respective debts as they become due; or

                           (vi) Assignor, GPI Holdings or Guilford shall be Insolvent.

                  "Bill of Sale" shall mean the Bill of Sale pursuant to which Assignor shall assign to Assignees all of its rights and interests in and to the Assigned Interests purchased hereunder, which Bill of Sale shall be substantially in the form of Exhibit C.

                  "Business Day" shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the State of New York, or any day on which banking institutions located in the State of New York are required by law or other governmental action to close.

                  "Call" shall have the meaning as set forth in Section 5.07(b).

                  "Call Price" shall have the meaning as set forth in Section 5.07(b).

                  "Certificate of Formation" shall mean the certificate of formation of Assignor, dated as of October 27, 2003, a copy of which is attached hereto as Exhibit G.

                  "Change of Control" shall mean:

                           (i) the acquisition by any Person or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of
                                    1934) (other than any trustee or other
                                    fiduciary holding securities under an
                                    employee benefit plan of Guilford or any entity controlled by Guilford) of beneficial ownership of any capital stock of Guilford, if after such acquisition, such Person or group would be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Guilford representing more than 50% of the combined voting power of Guilford's then outstanding securities entitled to vote generally in the election of directors; or

                           (ii) Guilford's stockholders approve a merger or consolidation of Guilford, with any other Person, other than a merger or consolidation which would result in Guilford's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of Guilford's voting securities or such surviving entity's voting securities outstanding immediately after such merger or consolidation; or

                           (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Guilford (together with any new directors (other than a director designated by a Person who has entered into an agreement with Guilford to effect a transaction described in clause (i) or (ii) of this definition of "Change of Control"), whose election by such Board of Directors or nomination for election by Guilford's stockholders, as applicable, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of Guilford then in office; or

                           (iv) GPI Holdings ceases to be the sole owner of 100% of the membership interests in the Assignor;

                           (v) Guilford ceases to be the direct or indirect sole owner of 100% of the capital stock of GPI Holdings; or

                           (vi) Assignor merges or is consolidated with any other Person.

                  "Closing" shall have the meaning set forth in Section 6.01.

                  "Closing Date" shall mean October 28, 2003.

                  "Collateral" shall mean the property included in the definition of "Collateral" in any of the Security Agreements.

                  "Confidential Information" shall mean, as it relates to Assignor, Guilford, Guilford's Affiliates and the Products, the Intellectual Property, know-how, trade secrets, confidential business information, financial data and other like information (including ideas, research and development, know-how, formulas, schematics, compositions, technical data, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists and tangible or intangible proprietary information or material. Notwithstanding the foregoing definition, Confidential Information shall not include information that is (i) already in the public domain at the time the information is disclosed, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document to be filed with any Government Authority or (iv) is required to be disclosed under securities laws, rules and regulations applicable to Assignor or Guilford, as the case may be, or pursuant to the rules and regulations of the Nasdaq National Market or any other stock exchange or stock market on which securities of Guilford may be listed for trading.

                  "Consolidated EBITDA" shall mean for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of the Surviving Party and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside of the ordinary course of business), (B) Total Debt Service and (C) the aggregate depreciation, amortization and other noncash expenses of the Surviving Party and its Subsidiaries reducing Consolidated Net Income of the Surviving Party for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period) less any noncash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Surviving Party and its Subsidiaries in accordance with GAAP.

                  "Consolidated Net Income" shall mean the aggregate net income (or loss) of the Surviving Party and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains or losses from the sale of assets outside of the ordinary course of business, including sale and leaseback transactions and sale of any stock of the Surviving Party to any Person (excluding the disposal and replacement of obsolete equipment in the ordinary course of business) or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income (but not loss) of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (d) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (e) any noncash losses attributable to the use of a fair value methodology for recognition and measurement of impairment of goodwill not identified with impaired assets in accordance with Financial Accounting Standards Board Statement No. 142.

                  "Contract Party" shall mean any party to a Distribution Agreement or License Agreement.

                  "Conversion Documents" shall mean the Certificate of Conversion, dated October 27, 2003, relating to the conversion by GPI Polymer Holdings, Inc., from a Delaware corporation to the Delaware limited liability company that adopted the LLC Agreement.

                  "Daily Amount" shall have the meaning set forth in Section 2.02(a).

                  "Deposit Accounts" shall mean, collectively, the Lockbox Account, the Joint Concentration Account, Assignor Concentration Account and Assignees Concentration Account, each established and maintained pursuant to the Lockbox Agreement.

                  "Discrepancy Notice" shall have the meaning set forth in
Section 2.02(h).

                  "Distribution Agreement" shall mean any existing or future agreement (whether or not in writing) pursuant to which Guilford, or any Affiliate or agent of Guilford, or any other Person markets or sells the Products, whether to end-users, for redistribution by the purchaser thereof, or otherwise, or to license distribution of the Products or the use of the Intellectual Property.

                  "Dollars" or "US$" shall mean the freely transferable lawful money of the United States.

                  "EBITDA to Total Debt Service Ratio" shall mean the ratio of
(a) Consolidated EBITDA for the period of four consecutive fiscal quarters (the "Measurement Period") ending on such date, to (b) the Total Debt Service for such Measurement Period.

                  "Excluded Liabilities and Obligations" shall have the meaning set forth in Section 2.04.

                  "Excluded Transfer" shall mean (i) a Transfer to a Person that is not an Affiliate of Guilford pursuant to a Distribution Agreement or License Agreement and that (a) is entered into in the ordinary course of Guilford's or Assignor's business, (b) does not have the effect of a complete or outright transfer of any of the Products or substantial portion of the economic value of any of the Products, and (c) does not entitle Guilford or any of its Affiliates or Assignor to one or more lump sum payments in an aggregate amount in excess of $1,000,000 in consideration of the Transfer or any related series of Transfers or (ii) the Transfer by Guilford of all or any part of any After Acquired Product or any Secondary Product or the Intellectual Property or Regulatory Approvals related thereto if, at the time of such Transfer, the quotient, expressed as a percentage, of (A) the fair market value of the assets proposed to be sold divided by (B) the product of the number of shares of Guilford common stock then issued and outstanding and the average daily closing price for such stock as quoted on the primary exchange on which such shares are quoted (and if not so quoted or listed at any time, the average daily bid and ask price as quoted in the pink sheets) for the ten (10) trading days prior to the date of the Transfer is less than 50% and (iii) a Gliadel Foreign Transaction.

                  "FDA" shall mean the United States Food and Drug
Administration.

                  "Financial Statements" shall mean the consolidated balance sheets of Guilford and its Subsidiaries at December 31, 2001, December 31, 2002 and June 30, 2003 and the related consolidated statements of operations, cash flows and changes in stockholders' equity of Guilford and its Subsidiaries audited for the years ended December 31, 2001 and December 31, 2002 and unaudited for the six months ended June 30, 2003, and the accompanying footnotes thereto, copies of which are attached hereto as Exhibit B.

                  "Future Agreement" shall mean any distribution, licensing or similar agreement entered into by Guilford or any Affiliate of Guilford with any other Person after the date hereof relating to the marketing and/or sale of any of the Products, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

                  "Gliadel" shall mean:

                  (a) the product currently known and marketed under the trademark GLIADEL(R),

                  (b) the pharmaceutical composition comprising the biodegradable polymer prolifeprosan 20 and the active pharmaceutical ingredient carmustine (BCNU),

                  (c) the formulation marketed under the trademark GLIADEL(R)Wafer,

                  (d) any formulation or product comprising or containing prolifeprosan 20 and carmustine (BCNU), or any derivative thereof (including but not limited to any stereoisomers, either separated or combined, any hydrates, any salts, any solvates and any crystal forms), and

                  (e) any reformulation or line extension of such product, any product containing or comprised of the same biodegradable polymer and the same active pharmaceutical ingredient as such product, regardless of dosage or method of administration, and any improvement, enhancement, refinement or modification of such product.

                  "Gliadel Foreign Transaction" shall mean the Transfer in whole or in part of Gliadel, or the Intellectual Property and Regulatory Approvals with respect to Gliadel, to a Person that is not an Affiliate of Guilford, solely for manufacture, sale, distribution or license outside North America.

                  "Gliadel Regulatory Approvals" shall mean, collectively, all INDs, NDAs and other regulatory approvals, registrations and associated materials (including the product dossier) relating to Gliadel, issued by the FDA as to Gliadel and all reports, correspondence and other submissions related thereto and the regulatory and clinical files and data pertaining thereto, and all information, data, know-how, formulations, assays, goodwill or intellectual property contained in such INDs and the NDAs, relating to Gliadel together with all amendments, supplements and updates thereto, and all comparable regulatory approvals, registrations and associated materials throughout the world.

                  "Governmental Authority" means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign), including, without limitation, the U.S. Patent and Trademark Office, the FDA, the U.S. National Institute of Health or any other government authority in any country.

                  "GPI" shall mean GPI Polymer Holdings, Inc., a Delaware corporation.

                  "GPI Holdings" shall have the meaning set forth in the first paragraph hereof.

                  "Guaranteed Obligations" shall have the meaning set forth in
Section 5.13(a).

                  "Guilford" shall have the meaning set forth in the first paragraph hereof.

                  "Guilford-Assignees Security Agreement" shall mean the Security Agreement dated as of October 28, 2003 by and between Assignees and Guilford providing for, among other things, the grant by Guilford in favor of Assignees of a valid continuing, perfected lien on and security interest in, the Collateral described therein.

                  "Guilford-Assignor Security Agreement" shall mean the Security Agreement dated as of October 28, 2003 by and between Assignor and Guilford providing for, among other things, the grant by Guilford in favor of Assignor of a valid continuing, perfected lien on and security interest in, the collateral described therein.

                  "Guilford 5% Convertible Subordinated Notes" shall mean the notes issued by Guilford under the Subordinated Indenture.

                  "Included Products Payments" shall mean the sum of all Primary Products Net Sales, After Acquired Products Net Sales and Secondary Products Net Sales.

                  "IND" shall mean an investigational new drug application as defined in 21 C.F.R. Section 312 et seq. filed with the FDA in the United States or an equivalent application filed with a Regulatory Agency in any country outside of the United States.

                  "Indebtedness" means with respect to any Person, (a) any liability of such Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture, or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (3) for the payment of money relating to any obligations under any capital lease of real or personal property which has been recorded as a capitalized lease obligation; (b) all redeemable stock issued by such Person that is mandatorily redeemable or redeemable or required to be repurchased at the election of the holder thereof (the amount of Indebtedness represented by any involuntary liquidation preference plus accrued and unpaid dividends); (c) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and (d) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a), (b) and (c) above.

                  "Independent Accountants" shall have the meaning set forth in
Section 2.02(h).

                  "Insolvent" shall mean, with respect to a Person, a financial condition such that the sum of such Person's debts is greater than the fair market value of such Person's property, when taken together on a consolidated basis. When used with respect to Assignor or Guilford, the debts of such entities shall include the obligations of Guilford under this Agreement and the obligation of Assignor to make payments in respect of the Assigned Interests pursuant to this Agreement, including any payments pursuant to Section 5.07.

                  "Intellectual Property" shall mean all trade secrets; Know-How; Confidential Information; inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto; all patents, patent rights, patent applications and invention disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; all registered or unregistered trademarks, trade names, service marks, including all goodwill associated therewith; all domain names and websites; and all registered and unregistered copyrights and all applications, in each case that are owned, controlled by, issued to, licensed to, licensed by or hereafter acquired by or licensed by Assignor, Guilford or any Subsidiary of Guilford, in each case relating to or involving the Products.

                  "Joint Concentration Account" shall mean a segregated account, subject to a control agreement in favor of the Assignees, established for the benefit of Assignor and Assignees and maintained at the Lockbox Bank pursuant to the terms of the Lockbox Agreement and this Agreement. The Joint Concentration Account shall be the account into which the Lockbox Bank sweeps the funds held in the Lockbox Account.

                  "Know-How" means relating solely to the Products, all trade secrets, materials, discoveries, data, processes, methods of manufacture, devices, techniques, algorithms, flow charts, computer software programs or applications (in both source code and object code form), schematics, compositions, formulations, formula, specifications, uses, patterns, compilations and other information, including, but not limited to (i) medical, chemical, pharmacological and other scientific or clinical data or materials and
(ii) methodology and information used in the manufacture, packaging, labeling, development, testing or analysis of the Products, that, in each case, derives actual or potential independent economic value from not generally being known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and that is now owned, controlled or licensed by Assignor, Guilford or any Subsidiary of Guilford, or that is hereafter acquired or licensed by Assignor, Guilford of any Subsidiary of Guilford during the term of this Agreement.

                  "Knowledge" shall mean, with respect to Assignor and/or Guilford, as applicable, the knowledge of an officer of such Person relating to a particular matter.

                  "Letter of Intent" shall mean the letter dated September 25, 2003 between Paul Capital Partners and Guilford as the same may be amended to the date hereof.

                  "License Agreement" shall mean any existing or future distribution, co-promotion, manufacturing, marketing or partnering agreements entered into by Guilford relating to the Products and/or the Intellectual Property pursuant to which Guilford or any Affiliate of Guilford grants a license under intellectual property rights that relate to the Products or the Intellectual Property.

                  "License Party Audit" shall have the meaning set forth in
Section 5.12(d).

                  "Licensed Intellectual Property" shall mean any intellectual property licensed to Assignor or Guilford by a third party.

                  "Liquidity Account" shall have the meaning set forth in
Section 5.07(h).

                  "LLC Agreement" shall mean the limited liability company agreement of Assignor dated as of October 27, 2003, a true and correct copy of which is attached as Exhibit F.

                  "Liens" shall mean all liens, encumbrances, security interests, mortgages, rights to preferential payments or charges of any kind.

                  "Lockbox Account" shall mean collectively, any lockbox and segregated lockbox account established and maintained at the Lockbox Bank pursuant to a Lockbox Agreement and this Agreement. The Lockbox Account shall be the account into which all payments made in respect of the sale of the Primary Products are to be remitted.

                  "Lockbox Agreement" shall mean any agreement entered into by a Lockbox Bank, Guilford, Assignor and Assignees, in form and substance reasonably satisfactory to the parties thereto, pursuant to which, among other things, the Lockbox Account, the Joint Concentration Account, Assignees Concentration Account and Assignor Concentration Account shall be established and maintained.

                  "Lockbox Bank" shall mean JP Morgan Chase Bank or such other bank or financial institution approved by each of Assignees and Assignor.

                  "Losses" shall mean collectively, any and all claims, damages, losses, judgments, liabilities, costs and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding).

                  "Management Agreement" shall mean the Management and Licensing Agreement dated as of October 28, 2003 by and between Guilford and Assignor providing for, among other things, a license in the Intellectual Property to Guilford by Assignor to manufacture, use, sell, market, license and distribute the Primary Products and the rights relating to Guilford's ability to enter into manufacturing, licensing and distribution agreements with third parties to sell, market, license and distribute the Primary Products, a true and correct copy of which is attached as Exhibit H.

                  "Material Adverse Change" shall mean, with respect to Assignor and/or Guilford, as applicable, a material adverse change in the business, operations, assets, prospects or financial condition of the Assignor and/or Guilford and its Subsidiaries, taken as a whole.

                  "Material Adverse Effect" shall mean (i) the effect of a Material Adverse Change, (ii) a material adverse effect on the validity or enforceability of any of the Transaction Documents, (iii) a material adverse effect on the ability of the Assignor or Guilford to perform any of its obligations under any of the Transaction Documents, (iv) a material adverse effect on the rights or remedies of Assignees under any of the Transaction Documents, (v) an adverse effect on the right of Guilford or Assignor to receive any material payments payable under any Distribution Agreement or License Agreement or any other material rights and remedies of Guilford or Assignor under any Distribution Agreement or License Agreement, (vi) a material adverse effect on the right of Assignees to receive Assigned Interests or the Applicable Percentage of Total Net Sales or any payment due to Assignees hereunder or (vii) a material adverse effect on the Assigned Interests, including, without limitation, any material adverse effect on the Primary Products or the After Acquired Products or the ability of the Guilford to manufacture, distribute, market and/or sell the Primary Products or the After Acquired Products or on the level of anticipated Total Net Sales.

                  "Material Contracts" shall mean any contract, agreement or other arrangement to which either Assignor, Guilford or a Subsidiary of Guilford is a party or any of Assignor's, Guilford's or a Subsidiary of Guilford's respective assets or properties are bound or committed (other than the Transaction Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  "Merck" shall mean Merck & Co., Inc., a New Jersey corporation.

                  "Merck Purchase Agreement" shall mean the Asset Transfer and License Agreement, dated as of October 28, 2003 between Merck & Co., Inc., Guilford.

                  "NDA" shall mean a New Drug Application, and all amendments and supplements thereto, for regulatory approval by the FDA as defined in 21 CFR ss. 314.50 et seq., as such act or regulations may be amended, supplemented or replaced from time to time.

                  "Necessary Intellectual Property" shall have the meaning set forth in Section 3.12(a).

                  "Notice Event" means either (a) Guilford's or Assignor's intent to cause or to take any action to cause a Bankruptcy Event, (b) Guilford or Assignor being advised or otherwise becoming aware that a Bankruptcy Event (including an involuntary Bankruptcy Event) has occurred or will occur shortly or (c) the presentation to Guilford's Board of Directors or to Assignor's manager or other governing body or to any one of Guilford's directors or managers by an officer, member of senior management, director or manager of either Guilford or Assignor of a proposal to commence a bankruptcy proceeding or otherwise cause a Bankruptcy Event.

                  "Notice of Election" shall have the meaning set forth in
Section 5.06(b).

                  "Obligations" shall mean any and all obligations of Assignor or Guilford or GPI Holdings under this Agreement and the other Transaction Documents.

                  "Offered Interests" shall have the meaning set forth in
Section 5.06(a).

                  "Other Interests" shall have the meaning set forth in Section 5.06(a).

                  "Owned Intellectual Property" shall have the meaning set forth in Section 3.12(d).

                  "Patent Office" shall mean the respective patent office (foreign or domestic) for any Patent.

                  "Patents" shall mean all current and future patents, patent applications and patent disclosures, together with all reissuances, divisions, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof relating to the Products and/or the Intellectual Property, composition of matter, formulation, or methods of manufacture or use thereof that are issued or filed, including, without limitation, those identified on Schedule 3.12(a), that, in each case, are owned, controlled by, issued to, licensed to, licensed by or hereafter acquired by or licensed by Assignor, Guilford or any Subsidiary of Guilford.

                  "Person" means an individual, corporation, partnership, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

                  "Pledge Agreement" shall mean the Pledge Agreement dated as of the date hereof by and between GPI Holdings and Assignees providing for, among other things, the grant of a security interest by GPI Holdings in favor of Assignees of its membership interest in Assignor as security for GPI Holdings' guarantee of Assignor's Obligations hereunder and GPI Holdings' Obligations hereunder.

                  "Primary Products" shall mean Gliadel and Aggrastat.

                  "Primary Products Net Sales" shall mean, for any period of determination, the aggregate gross end-user sales revenues of the Primary Products in finished form earned during such period, as invoiced by Guilford, its Affiliates, Contract Parties or others to end-users of the Primary Products (provided, however, that Primary Product Net Sales with respect to sales of Gliadel for each Territory outside North America shall instead be the aggregate gross revenues of Guilford and its Affiliates, calculated in accordance with GAAP, for such period with respect to Gliadel sales in such Territory for so long as Guilford sells Gliadel in such Territory solely through third party licensees and distributors) less (i) customary cash trade discounts and rebates actually granted or paid solely in connection with sales after the Closing, (ii) allowances and adjustments actually credited to customers for Primary Products that are spoiled, damaged, outdated, obsolete, returned or otherwise recalled and are solely in connection with Primary Products sold after the Closing, (iii) allowances and adjustments actually credited to customers for a significant recall by a Government Authority of any Primary Product sold after the Closing,
(iv) charges included as part of the aggregate sales for freight, postage, shipping and insurance charges, to the extent invoiced, and (v) taxes, duties or other governmental charges when included in the invoice (provided that the total of all amounts in clauses (i) through (iv) for sales of Gliadel for any period shall not exceed
*% of the aggregate gross end-user sales revenues of Gliadel for such period and the total of all amounts in clauses (i) through (iv) for sales of Aggrastat for any period shall not exceed *% of the aggregate gross end-user sales revenue of Aggrastat for such period). Primary Products Net Sales shall not include the proceeds of any Transfer by Assignor or Guilford made in compliance with Section 2.02(g). For the avoidance of doubt, the shipment of Primary Products to Contract Parties or other end-users of Primary Products in replacement for damaged or expired Primary Products for which no additional payments are due from any Contract Party or end-user shall, together with the initial sale of the damaged or expired Primary Products, be considered a single sale of Primary Products.

                  "Products" shall mean the Primary Products, the After Acquired Products and the Secondary Products, collectively.

                  "* Sales" shall mean, with respect to any calendar year during the Term, the Primary Products Net Sales * by Assignor for such calendar year, as set forth in Exhibit A hereto.

                  "Proposed Transfer" shall have the meaning set forth in
Section 5.06(a).

                  "Purchase Option Exercise Period" shall have the meaning set forth in Section 5.07(a).

                  "Purchase Option Event" shall mean any of the following events:

                           (i)      any Change of Control;

                           (ii)     any Bankruptcy Event;

                           (iii) Guilford shall have at the end of any calendar month less than $20 million of Working Capital;

                           (iv) the Transfer (other than an Excluded Transfer) by either Assignor or Guilford of
                                    (A) all or any major part of its respective interests in the Products, the Intellectual Property and the Regulatory Approvals, taken as a whole, and/or (B) all or any part of either of the Primary Products, any products or proceeds of either of the Primary Products, the Regulatory Approvals as to either Primary Product, any Intellectual Property with respect to either of the Primary Products, or any other property transferred to Assignor or Guilford pursuant to the Merck Purchase Agreement;




* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                           (v) the Transfer by Guilford or its Subsidiaries of a majority, calculated by reference to fair market value, of the consolidated assets of Guilford and its Subsidiaries;

                           (vi) Assignor fails to pay when due any of the amounts set forth in Section 2.02(b)(ii);

                           (vii)    (A) any representation, warranty or
                                    certification made by either Assignor or Guilford in any of the Transaction Documents or in any certificate at any time given by either Assignor or Guilford in writing pursuant hereto or thereto or in connection herewith or therewith shall be inaccurate on the date as of which it was made or deemed made, and such inaccuracy would, individually or in the aggregate with other inaccuracies on the part of Assignor or Guilford, as the case may be, reasonably be expected to have a Material Adverse Effect or (B) there has occurred a breach of or default under any term, covenant, or agreement under any Transaction Document by either Assignor or Guilford, which would, individually or in the aggregate with other breaches on the part of Assignor or Guilford, as the case may be, reasonably be expected to have a Material Adverse Effect, and

                           (viii)   a Notice Event.

Notwithstanding * to the contrary, * a Transfer described in Section 2.02(g) shall not constitute a Purchase Option Event if the Assignor has complied with all of the provisions of Section 2.02(g).

              "Purchase Price" shall have the meaning set forth in Section 2.03.

              "Quarterly Report" shall mean, with respect to the relevant calendar quarter of Assignor, (i) a report showing all payments made by Assignor to Assignees under this Agreement during such quarter and showing in detail the basis for the calculation of such payments, (ii) a reconciliation of such report referred to in clause (i) above to all information and data deliverable to Guilford or its Affiliates by the parties to any License Agreements or Distribution Agreements, together with relevant supporting documentation, (iii) a report showing, by type of Product, the amount of gross end-user sales of Products and all deductions supporting Assignor's calculation of Primary Products Net Sales, After Acquired Products Net Sales and Secondary Products Net Sales, as applicable and (iv) such additional information as Assignees may reasonably request.

              "Regulatory Agency" shall mean a Governmental Authority with responsibility for the approval of the marketing and sale of drugs in any country.


* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  "Regulatory Approvals" shall mean, collectively, the Gliadel Regulatory Approvals and the Aggrastat Regulatory Approvals and all INDs, NDAs and other regulatory approvals, registrations and associated materials (including the product dossier) issued by the FDA as to the Secondary Products or any After Acquired Product and all reports, correspondence and other submissions related thereto and the regulatory and clinical files and data pertaining thereto, and all information, data, know-how, formulations, assays, goodwill or intellectual property contained in such INDs and the NDAs, relating to such Products together with all amendments, supplements and updates thereto and all comparable regulatory approvals, registrations and associated materials throughout the world.

                  "Repurchase Event" shall have the meaning set forth in Section 5.07(d).

                  "Repurchase Price" shall have the meaning set forth in Section 5.07(c).

                  "Review Materials" shall have the meaning set forth in Section 5.06(a).

                  "Secondary Products" shall mean (i) the propofol prodrug known as AQUAVAN(TM) Injection and (ii) the neuroimmunophilin ligand capable of regenerating nerves without being immunosuppressive currently known as GPI 1485 or NIL-A, any reformulation or line extension of either of such products, any product containing or comprised of the same active pharmaceutical ingredient as either of such products, regardless of the dosage or method of administration and any improvement, enhancement, refinement or modification of either of such products.

              "Secondary Products Net Sales" shall mean, for any period of determination, the aggregate gross revenues of Guilford and its Affiliates, calculated in accordance with GAAP, with respect to the Secondary Products, arising from direct sales, royalties or otherwise, earned by Guilford and its Affiliates during such period, less in the case of direct sales only (i) customary cash trade discounts and rebates actually granted or paid solely in connection with sales after the Closing, (ii) allowances and adjustments actually credited to customers for Secondary Products that are spoiled, damaged, outdated, obsolete, returned or otherwise recalled and are solely in connection with Secondary Products sold after the Closing, (iii) allowances and adjustments actually credited to customers for a recall by a Government Authority of any Secondary Product sold after the Closing, (iv) charges included as part of the aggregate sales for freight, postage, shipping and insurance charges, to the extent invoiced, and (v) taxes, duties or other governmental charges when included in the invoice, plus any proceeds (including payments of whatever type and whenever received) received by Guilford and its Affiliates from the Transfer of a Secondary Product or the Intellectual Property, Regulatory Approvals or related assets with respect to a Secondary Product. In calculating Secondary Products Net Sales, any Transfer from Guilford to an Affiliate shall be disregarded and the calculation shall instead be based on the first Transfer to an unrelated third party.

                  "Secured Financing Event Price" shall have the meaning as set forth in Section 5.07(b).

                  "Secured Financing Event Purchase" shall have the meaning as set forth in Section 5.07(b).

                  "Security Agreements" shall mean the Guilford-Assignees Security Agreement, the Guilford-Assignor Security Agreement and the Assignor-Assignees Security Agreement collectively.

                  "Subordinated Indenture" shall mean the Indenture, dated as of June 17, 2003, between Guilford Pharmaceuticals Inc. and Wachovia Bank, National Association, with respect to the issue of Guilford's 5% Convertible Subordinated Notes due 2008.

                  "Supply Agreement" shall mean that certain Supply Agreement by and between Guilford and Merck Sharp & Dohme (Ireland) Limited dated as of October 28, 2003.

                  "Subsidiary" shall mean with respect to any Person (a) any corporation of which the outstanding capital stock having at least a majority of votes entitled to be cast in the election of directors under ordinary circumstances shall at the time owned, directly or indirectly, by such Person or
(b) any other Person of which at least a majority voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Surviving Party" shall have the meaning set forth in Section 5.07(f).

                  "Technical Agreement" shall mean the Technical Agreement, dated as of October 28, 2003, between Merck and Guilford.

                  "Term" shall mean the term of this Agreement, which shall commence on the date hereof and terminate on the earlier of (i) December 31, 2012 and (ii) the consummation of a Repurchase Event (other than a Secured Financing Event Purchase).

                  "Territories" shall mean, with respect to any of the Products, any location where Guilford or its Affiliates or any Contract Party has the right to sell such Product.

                  "Total Debt" shall mean the aggregate (without duplication) of
(i) all outstanding Indebtedness of the Surviving Party and its Subsidiaries relating to or in respect of (A) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds and standby letters of credit outstanding but excluding documentary letters of credit, (B) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (C) any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes or any lease under which the Surviving Party or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP, and (D) the Obligations to the Assignees under this Agreement, plus (ii) all indebtedness of the type referred to in clause (i) of another Person guaranteed by the Surviving Party or any of its Subsidiaries.

                  "Total Debt Service" shall mean the aggregate (without duplication) of (i) Total Interest Expense plus (ii) any and all scheduled repayments of principal during such period in respect of Total Debt of the Surviving Party and its Subsidiaries plus (iii) all amounts payable to Assignees during such period pursuant to Section 2.02(b)(ii).

                  "Total Debt to Total Capitalization" shall mean, on any date, the ratio of (a) Total Debt as at such date to (b) the sum of (i) Total Debt as at such date plus (ii) the sum of (A) the capital accounts including common stock and preferred stock, but excluding treasury stock of the Surviving Party plus (B) the earned surplus and capital surplus of the Surviving Party (excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52), as determined in accordance with GAAP as of such date.

                  "Total Interest Expense" shall mean the aggregate amount of interest required to be paid or accrued for any period by the Surviving Party and its Subsidiaries during such period on all Indebtedness of the Surviving Party and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes or any lease under which the Surviving Party or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP and including facility fees, commitment fees, usage fees, agency fees, balance deficiency fees, and similar fees or expenses or in connection with borrowing of money, as determined in accordance with GAAP.

                  "Total Net Sales" shall mean, collectively, the Primary Products Net Sales, the After Acquired Products Net Sales and the Secondary Products Net Sales.

                  "Transaction Documents" shall mean, collectively, this Agreement, the Bill of Sale, the Conversion Documents, the Security Agreements, the Pledge Agreement, the Management Agreement, the LLC Agreement, the Warrant and any Lockbox Agreement.

                  "Transfer" or "Transferred" shall mean any sale, conveyance, assignment, disposition, license, sublicense, co-promotion agreement, or other form of transfer.

                  "Transfer Notice" shall have the meaning set forth in Section 5.06(a).

                  "Transition Services Agreement" shall mean the Transition Services Agreement, dated as of October 28, 2003 between Merck and Guilford.

                  "True-Up Amount" shall have the meaning set forth in Section 2.02(e).

                  "True-Up Date" for any calendar quarter shall mean the 45th day following the end of each such quarter, unless such date is not a Business Day in which case the applicable date will be the immediately succeeding Business Day.

                  "United States" shall mean the United States of America.

                  "UCC" shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "Warrants" shall mean those two Warrants issued by Guilford to Assignees in substantially the form attached hereto as Exhibit I, pursuant to which Assignees shall have the right to purchase, in aggregate, 300,000 shares of Guilford's common stock.

                  "Working Capital" shall mean, as to Guilford and its Subsidiaries, on a consolidated basis, as of any date of determination, the amount equal to (i) the total, without duplication, of such parties' unrestricted cash, unrestricted marketable securities and other unrestricted cash equivalents, amounts on deposit in the Liquidity Account, and accounts receivable (less allowance for doubtful accounts as required by GAAP) minus (ii) the total, without duplication, of (A) all Total Debt Service payable during the next four calendar quarters and (B) all other liabilities and obligations of such parties due on demand or within one year (whether by the terms of such obligations or because of the occurrence of one or more events).

                                   ARTICLE II

                     PURCHASE AND SALE OF ASSIGNED INTERESTS

                  SECTION 2.01 PURCHASE AND SALE.

                  Upon the terms and subject to the conditions set forth in this Agreement, Assignor agrees to sell, assign, transfer and convey to Assignees, and Assignees agree to purchase from Assignor, free and clear of all Liens (except those Liens created in favor of Assignees pursuant to the Security Agreements and any other Transaction Document), all of Assignor's right, title and interest in and to the Assigned Interests.

                  SECTION 2.02 PAYMENTS IN RESPECT OF THE ASSIGNED INTERESTS.

                  Assignor shall make the following payments to Assignees in respect of the Assigned Interests:

                  (a) Subject to the minimum payment requirements of Section 2.02(b), Assignor shall pay Assignees an amount equal to the Applicable Percentage of Total Net Sales made during the Term. In the event that as of June 30, 2005 or June 30, 2006, Primary Products Net Sales for the first two quarters of such year are less than fifty percent (50%) of * Sales for the same two quarters (calculated by dividing the * Sales for the applicable calendar year by two (2)), the Assignor shall, on or before July 20 of such year, pay to the Assignees the additional amount that would have been paid during the first two quarters of such year had the rate specified in clause (x) of Applicable Percentage been applied during such quarters and the Applicable Percentage shall be thereafter calculated at the rate specified in clause (x) of the definition of Applicable Percentage for the remainder of that year, subject to final adjustment in accordance with Section 2.02(e) and (i) below. In the event that as of June 30 in any calendar year after December 31, 2006, Primary Products Net Sales for the first two quarters of such year are less than $37.5 million, the Assignor shall, on or before July 20 of such year, pay to the Assignees the additional amount that would have been paid during the first two quarters of such year had the rate specified in clause (y) of Applicable Percentage been applied during such quarters and the Applicable Percentage shall be thereafter calculated at the rate specified in clause (y) of the definition of Applicable Percentage for the remainder of that year, subject to final adjustment in accordance with Section 2.02(e) and (i) below.

                  (b) For each calendar year during the Term, Assignor shall be required to pay Assignees the greater of: (i) the aggregate amounts payable in accordance with Sections 2.02(a) above and (ii) the first $5 million of Included Products Payments in 2004, the first $6.25 million of Included Products Payments in 2005, the first $7.5 million of Included Products Payments in 2006, the first $10 million of Included Products Payments in each of the years 2007 through 2009 and the first $12.5 million of Included Products Payments in each of the years 2010 through 2012 and if the Included Product Payments during any period are insufficient to meet the minimum first payments required by this subsection
(b)(ii), Assignor shall pay such amounts from any other available source. For purposes of subsection (b)(ii) above, Assignor shall be required to pay to Assignees one quarter of each applicable annual amount during each calendar quarter before Assignor shall be entitled to receive any portion of the Included Products Payments during such Calendar quarter. By way of example, during the first quarter of 2004 Assignees shall receive 100% of the first $1.25 million of Included Products Payments, whether pursuant to the terms of Section 2.02(a) or otherwise. Thereafter, the Assignees shall receive the Applicable Percentage of Total Net Sales pursuant to Section 2.02(a) above from and after the date during each calendar quarter on which the Applicable Percentage of Total Net Sales for such quarter exceeds the minimum amount payable during such quarter under subsection (b)(ii).


*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Assignees' right to payments under this Section 2.02(b) shall not be conditioned on the Assignor receiving or retaining any amounts under this Section 2.02. As to any quarter in which Assignees have not received the full quarterly portion of the applicable minimum amount set forth in subsection (b)(ii) above, the unpaid balance of such minimum amounts shall be added to the minimum amount otherwise owing for the following quarter (whereupon such increased minimum amount shall be the then applicable minimum amount).

                  (c) If Assignor, Guilford, or any Affiliate thereof receives any amount of money as a damages award (or pursuant to a settlement agreement) in connection with a patent infringement claim or other cause of action involving any of the Primary Products Intellectual Property or any of the Primary Products, (a) if for each year of the Term, Primary Products Net Sales have equaled or exceeded * Sales, 100% of the proceeds (net of litigation costs) shall be included in Primary Products Net Sales for each of the calendar years in which the proceeds are received, and (b) if for any year of the Term, Primary Products Net Sales have not equaled or exceeded * Sales, Assignor shall pay Assignees an amount equal to 50% of the proceeds (net of litigation costs) within thirty (30) days of each receipt of such proceeds by Assignor, Guilford or any Affiliate thereof.

                  (d) Prior to the date on which the Lockbox Agreement is executed by all parties thereto, the Assignor and Guilford shall cause any payments due to Assignees under this Section 2.02 to be paid directly to Assignees, by wire transfer, on Wednesday of every other week for the period ending on the Friday of the immediately prior two weeks. From and after the execution of the Lockbox Agreement pursuant to Section 5.10 and subject to the other provisions of this Agreement, amounts payable to Assignees pursuant to
Section 2.02(a) and (b) shall be paid to Assignees first from the proceeds from the sale of the Primary Products which are received from time to time in the Lockbox Account, which shall be swept from the Joint Concentration Account into Assignees Concentration Account on a daily basis (the "Daily Amount") pursuant to Section 5.10.

                  (e) In the event that the aggregate of the Daily Amounts and other payments on account of Total Net Sales received by Assignees during any quarter is less or more than the amount due pursuant to Section 2.02(a), (b) and
(c), then on the applicable True-Up Date, Assignor shall pay to Assignees or Assignees shall pay to Assignor an amount equal to such difference (the "True-Up Amount"). All amounts payable by the Assignor to the Assignees pursuant to clause (z) of the definition of Applicable Percentage shall be paid to Assignees in immediately available funds within forty (40) days after the end of the applicable calendar year.

                  (f) In the event that Assignor, Guilford or any Affiliate of Guilford closes a Gliadel Foreign Transaction, Assignor shall pay to Assignees a percentage of any and all proceeds (including payments of whatever type and whenever received, but excluding future royalties payable to Assignor or Guilford in the ordinary course of business (which shall continue to be


*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

included in Primary Products Net Sales)) received by Assignor, Guilford or any Affiliate from or with respect to such Gliadel Foreign Transaction calculated as follows:

                           (i) Assignor shall pay 10% of any and all proceeds received during the period from the Closing Date through and including December 31, 2006, plus an additional 2.5% of any and all proceeds received in a calendar year during such period for which the Primary Products Net Sales and the After Acquired Products Net Sales for such year are less than 75% of * Sales for such year; and

                           (ii) Assignor shall pay 17.5% of any and all proceeds received during the period from January 1, 2007 through and including December 31, 2012, plus an additional 5% of any and all proceeds received in a calendar year during such period for which Primary Products Net Sales and After Acquired Products Net Sales are less than $75 million.

The base amounts payable under clauses (i) and (ii) above (10% and 17.5%, respectively) shall be paid to Assignees upon the closing of the Gliadel Foreign Transaction or, if later, immediately upon the receipt of proceeds by Assignor, Guilford or an Affiliate of Guilford. Any other amounts payable under clauses
(i) and (ii) above shall be payable to Assignees no later than 30 days after the close of the calendar year during which the proceeds were received by Assignor, Guilford or an Affiliate of Guilford.

                  (g) In the event of the Transfer (other than an Excluded Transfer) by Assignor or Guilford of one but not both of the Primary Products, and/or the Regulatory Approvals and Intellectual Property related thereto, the Assignor shall pay to the Assignees an amount equal to a percentage of the Assignees Option Repurchase Price, calculated as of the date of payment, as specified below:

                           (i) if a Transfer of Aggrastat, Assignor shall pay Assignee an amount equal to sixty-five percent (65%) of the applicable Assignees Option Repurchase Price; and

                           (ii) if a Transfer of Gliadel, Assignor shall pay Assignees an amount equal to thirty-five percent (35%) of the applicable Assignees Option Repurchase Price.

The amounts payable under clauses (i) and (ii) above shall be paid to Assignees simultaneously with the closing of the Transfer. A payment under this Section 2.02(g) shall not constitute a repurchase of any portion of the Assigned Interests, but shall be included in the calculation of Repurchase Price as set forth in Section 5.07(c)(i).


*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  (h) Amounts payable pursuant to clauses (a), (b), (c), (d),
(e), (f) or (g) of this Section 2.02 shall be in addition to any amounts otherwise payable under this Agreement.

                  (i) Any payments, other than from funds paid to Assignees from the Assignees Concentration Account, to be made by Assignor to Assignees hereunder or under any other Transaction Document shall be made by wire transfer of immediately available funds to Assignees' Account.

                  (j) Within three (3) years following delivery to Assignees by Assignor of the Quarterly Report for the fourth fiscal quarter of each calendar year during the Term, to the extent that either Assignees or Assignor has determined that there is a discrepancy as to the amounts paid to Assignees hereunder for such calendar year, then the Person who has made such determination may notify the other in writing of such discrepancy indicating in reasonable detail its reasons for such determination (the "Discrepancy Notice"). In the event that either Assignees or Assignor delivers to the other party a Discrepancy Notice, Assignees and Assignor shall meet within ten (10) Business Days (or such other time as mutually agreed by the parties) after the receiving party has received a Discrepancy Notice to resolve in good faith such discrepancy. If the discrepancy has been resolved and, as a result thereof, it is determined that a payment is owing by Assignees to Assignor or by Assignor to Assignees, then the party owing such payment shall promptly pay such payment to the other party. If, within forty-five (45) days after receipt of the Discrepancy Notice, Assignor and Assignees cannot resolve any such discrepancies, then Assignees and Assignor shall promptly instruct their respective firms of independent certified public accountants to select, within five (5) Business Days thereafter, a third nationally recognized accounting firm (the "Independent Accountants"). After offering Assignor and its representatives and Assignees and their representatives the opportunity to present their positions as to the disputed items, which opportunity shall not extend for more than ten (10) calendar days after the Independent Accountants have been selected, the Independent Accountants shall review the disputed matters and the materials submitted by Assignor and Assignees and, as promptly as practicable, deliver to Assignor and Assignees a statement in writing setting forth its determination of the proper treatment of the discrepancies as to which there was disagreement, and that determination will be final and binding upon the parties hereto without any further right of appeal. If Assignor has delivered the Discrepancy Notice that has resulted in the selection of the Independent Accountants, Assignor will bear all the charges of the Independent Accountants. If Assignees have delivered the Discrepancy Notice that has resulted in the selection of the Independent Accountants, Assignees will bear all the charges of the Independent Accountants unless the Independent Accountants determine that the amounts paid to Assignees for the applicable calendar year underpaid the Assignees by an amount equal or in excess of 7.5% of the amounts determined to be due to Assignees for such calendar year, in which event Assignor shall bear all of the charges of the Independent Accountants.

                  (k) If a portion of the Assigned Interests has been repurchased by Assignor pursuant to the provisions of Section 5.07(b)(ii)(B), the amounts payable to Assignees under this Section 2.02, from and after the date of payment in full of the Secured Financing Event Price shall be ratably reduced to reflect the portion of Assigned Interests then held by the Assignees.

                  (l) Without in any manner limiting its obligations under
Section 5.13, Guilford agrees that to the extent that the Assignor does not pay any amount due to the Assignees under this Section 2.02, Guilford will promptly pay or cause Assignor to pay such amounts directly to the Assignees.

                  SECTION 2.03 PURCHASE PRICE.

                  (a) In full consideration for the sale of the Assigned Interests, and subject to the terms and conditions set forth herein, Fund shall pay to Assignor, or its designee, $31.5 million and Holdings shall pay to Assignor, or its designee, $10.5 million (together, the "Purchase Price").

                  (b) The Purchase Price shall be paid by wire transfer of immediately available funds to the account designated by Assignor (the "Assignor's Account") upon, and subject to the occurrence of, the Closing.

                  SECTION 2.04 NO ASSUMED OBLIGATIONS.

                  Notwithstanding any provision in this Agreement or any other writing to the contrary, Assignees are acquiring only the Assigned Interests and are not assuming any liability or obligation of Assignor or Guilford of whatever nature, whether presently in existence or arising or asserted hereafter, whether under any Distribution Agreement, License Agreement or any other Transaction Document or otherwise. All such liabilities and obligations shall be retained by and remain obligations and liabilities of Assignor or Guilford (the "Excluded Liabilities and Obligations").

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF ASSIGNOR AND GUILFORD

                  Assignor, GPI Holdings and Guilford hereby jointly and severally represent and warrant to Assignees the following (in each case, after giving effect to the concurrent closing of the transactions contemplated by the Merck Purchase Agreement):

                  SECTION 3.01 ORGANIZATION.

                  Guilford is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated hereby and by the other Transaction Documents. Assignor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and has all powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated hereby and by the other Transaction Documents. GPI Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated hereby and by the other Transaction Documents.

                  SECTION 3.02 CORPORATE AUTHORIZATION.

                  Except as set forth on Schedule 3.02, each of Assignor, GPI Holdings and Guilford has all necessary power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by each of Assignor, GPI Holdings and Guilford (to the extent a party thereto) and each of this Agreement and each other Transaction Document to which either Assignor, GPI Holdings or Guilford is a party constitutes the valid and binding obligation of Assignor, GPI Holdings and Guilford, as applicable enforceable against Assignor, GPI Holdings or Guilford in accordance with their respective terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or general equitable principles.

                  SECTION 3.03 GOVERNMENTAL AUTHORIZATION.

                  The execution and delivery by each of Assignor, GPI Holdings and Guilford of this Agreement and the other Transaction Documents to which it is a party, and the performance by Assignor, GPI Holdings and Guilford of its respective obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Government Authority, except for the filing of financing statements under the UCC and filings with the United States Patent and Trademark Office.

                  SECTION 3.04 OWNERSHIP.

                  (a) Assignor owns, or holds a valid license under all of the Intellectual Property and the Regulatory Approvals with respect to the Primary Products and all other rights, properties and assets, acquired by Assignor pursuant to the Merck Purchase Agreement or the Conversion Documents.

                  (b) *

                  (c) GPI Holdings is the sole member of the Assignor.

                  SECTION 3.05 FINANCIAL STATEMENTS.

                  The Financial Statements are complete and accurate in all material respects, were prepared in conformity with GAAP and present fairly in all material respects the consolidated financial position and the consolidated financial results of the operations of Guilford and its Subsidiaries as of the dates and for the periods covered thereby. There has been no Material Adverse Change since June 30, 2003.

                  SECTION 3.06 NO UNDISCLOSED LIABILITIES.

                  Except for those liabilities (a) identified in the Financial Statements, (b) publicly disclosed and identified on Schedule 3.06, (c) incurred by Guilford or its Subsidiaries in the ordinary course of business since June 30, 2003 or (d) described on Schedule 3.06, there are no material liabilities of Guilford or any of its Subsidiaries taken as a whole, or Assignor separately, of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable. Other than the Obligations under this Agreement, Assignor has no outstanding obligations or liabilities and conducts no business other than to own the Primary Products, and the Intellectual Property and Regulatory Approvals related to the Primary Products, and to perform its obligations to Guilford under the Management Agreement.

                  SECTION 3.07 SOLVENCY.

                  *

                  SECTION 3.08 LITIGATION.

                  Except as set forth on Schedule 3.08, there is no (a) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of either Assignor or Guilford, threatened against either Assignor or Guilford or (b) any governmental inquiry pending or, to the Knowledge of either Assignor or Guilford, threatened against either Assignor or Guilford, in each case with respect to clauses (a) and (b) above, which, if adversely determined, would question the validity of, or could adversely affect the transactions contemplated by this Agreement or any of the other Transaction Documents or could reasonably be expected to have a Material Adverse Effect. Other than as set forth on Schedule 3.08, there is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of either Assignor or Guilford, threatened against Assignor, Guilford or any other Person relating to the Products, the Intellectual Property, the Regulatory Approvals or the Assigned Interests.

                  SECTION 3.09 COMPLIANCE WITH LAWS.

                  Except as set forth on Schedule 3.09, neither Assignor nor Guilford (a) is in violation of, has violated, or to the Knowledge of either Assignor or Guilford, is under investigation with respect to, and, (b) has been threatened to be charged with or been given notice of any violation of, with respect to clauses (a) and (b) above, any law, rule, ordinance or regulation of, or any judgment, order, writ decree, permit or license entered by any Government Authority applicable to either Assignor, Guilford or the Assigned Interests which could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.10 CONFLICTS.

                  (a) Except as set forth in Schedule 3.10, neither the execution and delivery of this Agreement or any other Transaction Document nor the performance or consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (A) any law, rule, ordinance or regulation of any Government Authority, the breach or violation of which would be reasonably expected to result in a Material Adverse Effect, or any judgment, order, writ, decree, material permit or license of any Government Authority, to which Assignor or Guilford or its Subsidiaries or any of their respective assets or properties may be subject or bound; or (B) any contract, agreement, commitment or instrument to which either Assignor or Guilford or its Subsidiaries is a party or by which Assignor or Guilford or its Subsidiaries or any of their respective assets or properties is bound or committed; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respects any provisions of the certificate of incorporation or by-laws (or other organizational or constitutional documents) of Assignor or Guilford or its Subsidiaries; (iii) except for the filing of the UCC-1 financing statements required hereunder and filings with the United States Patent and Trademark Office, require any notification to, filing with, or consent of, any Person or Government Authority; (iv) give rise to any right of termination, cancellation or acceleration of any right or obligation of Assignor, Guilford or its Subsidiaries or any other Person or to a loss of any benefit relating to the Assigned Interests; or (v) result in the creation or imposition of any Lien on
(A) the assets or properties of Assignor or Guilford or its Subsidiaries or (B) the Assigned Interests or any other

Collateral, other than, with respect to clauses (A) and (B) above, pursuant to the Guilford-Assignees Security Agreement and the Guilford-Assignor Security Agreement.

                  (b) Neither Assignor nor Guilford has granted, nor does there exist, any Lien on any Distribution Agreement, License Agreement, the Assigned Interests or any other Collateral other than pursuant to the Security Agreements.

                  (c) The obligations of Guilford to Assignees under the Transaction Documents will constitute Senior Debt (as defined in the Subordinated Indenture).

                  SECTION 3.11 MATERIAL CONTRACTS.

                  Neither Assignor nor Guilford or its Subsidiaries is in breach of or in default under any Material Contract, including, without limitation, the Supply Agreement, the Merck Purchase Agreement, the Technical Agreement, the Transition Services Agreement or any Distribution Agreement or any License Agreement to which Assignor, Guilford or its Subsidiaries is a party which default, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect. To the knowledge of either Assignor or Guilford, nothing has occurred and no condition exists that would permit any other party thereto to terminate any Material Contract to which either Assignor or Guilford or its Subsidiaries is a party. Neither Assignor nor Guilford nor any of its Subsidiaries has received any notice or, to the Knowledge of either Assignor or Guilford, any threat of termination of any such Material Contract. To the Knowledge of either Assignor or Guilford, no other party to a Material Contract to which either Assignor or Guilford or its Subsidiaries is a party is in breach of or in default under such Material Contract. All Material Contracts to which either Assignor or Guilford or its Subsidiaries is a party are valid and binding on Assignor and Guilford and, to the Knowledge of either Assignor or Guilford, on each other party thereto, and are in full force and effect.

                  SECTION 3.12 INTELLECTUAL PROPERTY.

                  (a) Schedule 3.12(a) sets forth an accurate and complete list of all (1) Patents and Patent applications and (2) trade names, common law trademarks, common law service marks, registered trademarks, registered service marks, and applications for trademark registrations and service mark registrations, and (3) registered and unregistered copyrights and (4) domain name registrations and websites in each case with respect to clauses (1), (2),
(3) and (4) above in this subsection (a)*

                  (b) * -

                  (c) *



* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  (d) *

                  (e) *

                  (f) *

                  (g) *

                  (h) *

                  (i) *

                  (j) *

                  (k) *

                  (l) *

                  (m) *

                  SECTION 3.13 REGULATORY APPROVAL.

                  (a) *

                           (i) *.

                           (ii) *

                           (iii) *

                  (b) *

                  (c) *

                  (d) *

                  SECTION 3.14 SUBORDINATION.

                  (a) *

                  (b) During the Term, Assignor's obligations to pay Guilford the Management Fee (as defined in the Management Agreement) shall be in all respects subordinate to, and shall be paid to Guilford only after the satisfaction in full of, Assignor's past or current payment Obligations



* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

to Assignee, including Assignor's payment to Assignee of the Applicable Percentage of Total Net Sales and all other Obligations set forth in this Agreement.

                  SECTION 3.15 PLACE OF BUSINESS.

                  Assignor's principal place of business and chief executive office are set forth on Schedule 3.15. Guilford's principal place of business and chief executive office are set forth on Schedule 3.15.

                  SECTION 3.16 BROKER'S FEES.

                  Except for the fees to be paid to UBS Securities LLC solely by Guilford, neither Assignor, GPI Holdings nor Guilford has taken any action which would entitle any Person to any commission or broker's fee in connection with the transactions contemplated by this Agreement.

                  SECTION 3.17 OTHER INFORMATION.

                  Except as set forth on Schedule 3.17, no written statement, information, report or materials prepared by or on behalf of either Assignor or Guilford and furnished to Assignees by or on behalf of either Assignor or Guilford in connection with this Agreement or any Transaction Document or any transaction contemplated hereby or thereby, no written representation, warranty or statement made by either Assignor or Guilford in any Transaction Document, and no schedule or exhibit hereto, in each case taken in the aggregate, contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.

                  SECTION 3.18 DISTRIBUTION AGREEMENTS AND LICENSE AGREEMENTS.

                  Except as set forth on Schedule 3.18(a), the existing Distribution Agreements and existing License Agreements are in full force and effect and, except for such correspondence and written communication as are identified on Schedule 3.18(b), there has been no correspondence or other written communication sent by or on behalf of Assignor or Guilford to, or received by or on behalf of Assignor or Guilford from, any Contract Party, the subject matter of which would reasonably be expected to have a Material Adverse Effect.

                  (a) With respect to existing Distribution Agreements and existing License Agreements:

                           (i) Except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each such Distribution Agreement and License Agreement is in full force and effect and has not been impaired, waived, altered or modified in any respect, whether by way of any sublicense or consent or otherwise. To the Knowledge of either Assignor or Guilford, no licensee has granted a sublicense under any Distribution Agreement or any License Agreement.

                           (ii) Except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Contract Party under each such Distribution Agreement or License Agreement has not been released, in whole or in part, from any of its obligations under such Distribution Agreement or License Agreement.

                           (iii)    Neither Guilford nor Assignor has received
                                    (A) any notice of any Contract Party's
                                    intention to terminate such Distribution
                                    Agreement or License Agreement in whole or in part or (B) except as set forth on
                                    Schedule 3.18(a)(iii), any notice requesting any amendment, alteration or modification of such Distribution Agreement, License Agreement or any sublicense or assignment thereunder which would be reasonably expected to have a Material Adverse Effect.

                           (iv) To the Knowledge of either Assignor or Guilford, nothing has occurred and no condition exists that would adversely impact the right of either Guilford or Assignor to receive any payments payable under such Distribution Agreement or License Agreement. Other than as set forth on Schedule 3.18(a)(iv), none of Assignor, Guilford, or to the Knowledge of either Assignor or Guilford, any Contract Party has taken any action or omitted to take any action, that would adversely impact the right of Assignees to receive the Assigned Interests or the Applicable Percentage of the Total Net Sales.

                           (v)      Other than as set forth on Schedule
                                    3.18(a)(v), all payments required to be made under the terms of each existing Distribution Agreement and existing License Agreement have been made. To the Knowledge of either Assignor or Guilford, no payment required to be made under the terms of any existing Distribution Agreement or existing License Agreement has been subject to any claim pursuant to any right of rescission, set-off, counterclaim or defense. Except for that which, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, the operation of any of the terms of any existing Distribution Agreement or existing License Agreement, or the exercise of any rights thereunder, will not render such

                                    Distribution Agreement or License Agreement unenforceable, in whole or in part.

                           (vi) Except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, such Distribution Agreement or License Agreement has not been satisfied in full, discharged, canceled, terminated, subordinated or rescinded, in whole or in part. Such Distribution Agreement or License Agreement is the entire agreement between Guilford and the Contract Party thereto relating to the subject matter thereof.

                           (vii) Except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, such Distribution Agreement or License Agreement is the legal, valid and binding obligation of each of Guilford and the Contract Party thereto, enforceable against Guilford and such Contract Party in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles. The execution, delivery and performance of such Distribution Agreement or License Agreement was and is within the corporate powers of Guilford and, to the Knowledge of either Assignor or Guilford, the Contract Party thereto. Such Distribution Agreement or License Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, Guilford and, to the Knowledge of either Assignor or Guilford, the Contract Party thereto. Except for that which, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, there is no breach or default, or event which upon notice or the passage of time, or both, could give rise to any breach or default, in the performance of such Distribution Agreement or License Agreement by Guilford or, to the Knowledge of either Assignor or Guilford, the Contract Party thereto.

                           (viii) Except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the representations and warranties made in each existing Distribution Agreement or existing License Agreement by Guilford were as of the date made true and correct in all material respects.

                  SECTION 3.19 INSURANCE.

                  Except as set forth in Schedule 3.19, there is in full force and effect insurance policies maintained by Guilford with an insurance company rated not less than A- by A.M. Best Company, Inc., with coverages and in amounts sufficient to comply with the Supply Agreement and otherwise customary for companies of comparable size and condition similarly situated in the same industry as Guilford, including without limitation product liability insurance, directors and officers insurance and insurance against litigation liability, subject only to such exclusions and deductible items as are usual and customary in insurance policies of such type. Guilford has named Assignor as an additional insured party on all of its general liability and product liability insurance policies. A schedule of Guilford's insurance policy or insurance policies is attached hereto as Schedule 3.19.

                  SECTION 3.20 ACCURACY OF REPORTS.

                  All reports required to be filed by Guilford on or after January 1, 2002 under the Securities Exchange Act of 1934, as amended, have been duly filed, were in substantial compliance with the requirements of their respective forms, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.

                  SECTION 3.21 * REPRESENTATIONS; CLOSING.

                  To the Knowledge of Guilford and Assignor,*

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ASSIGNEES

                  Assignees represent and warrant to each of Assignor and Guilford the following:

                  SECTION 4.01 ORGANIZATION.

                  Fund is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Holdings is a general partnership duly formed and validly existing under the laws of the State of California. Each of Fund and Holdings has all partnership powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted.




* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  SECTION 4.02 AUTHORIZATION.

                  Each of the Assignees has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by each of the Assignees and constitutes the valid and binding obligation of each of the Assignees, enforceable against each of the Assignees in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

                  SECTION 4.03 BROKER'S FEES.

                  Neither of the Assignees has taken any action which would entitle any Person to any commission or broker's fee in connection with the transactions contemplated by this Agreement.

                  SECTION 4.04 CONFLICTS.

                  Neither the execution and delivery of this Agreement or the other Transaction Documents nor the performance or consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (A) any law, rule or regulation of any Government Authority, or any judgment, order, writ, decree, permit or license of any Government Authority, to which either of the Assignees or any of their assets or properties may be subject or bound; or
(B) any material contract, agreement, commitment or instrument to which either of the Assignees are a party or by which either of the Assignees or any of their assets or properties is bound or committed; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respects any provisions of organizational or constitutional documents of either of the Assignees; or (iii) require any notification to, filing with, or consent of, any Person or Government Authority.

                  SECTION 4.05 CONSENTS.

                  The execution and delivery by each of the Assignees of this Agreement and the other Transaction Documents to which it is a party, and the performance by each of the Assignees of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority or Person.

                  SECTION 4.06 TAX REPRESENTATION.

                  Each Assignee is and will continue to be a "United States Person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended. Each Assignee will deliver to Guilford or Assignor, upon reasonable demand by Guilford or Assignor, any form or document, including without limitation, Internal Revenue Service Form W-9, that may be required or reasonably requested in order to allow Guilford or Assignor to make payment under this Agreement without any deduction or withholding for or on account of any tax.

                                   ARTICLE V

                                   COVENANTS

                  During the Term, the following covenants shall apply:

                  SECTION 5.01 CONSENTS AND WAIVERS.

                  Each of Assignor and Guilford shall use commercially reasonable efforts to obtain any required consents, acknowledgements, certificates or waivers so that the transactions contemplated by this Agreement or any other Transaction Document may be consummated and shall not result in any default or breach or termination of any of the Distribution Agreements, the License Agreements or any other Material Contracts; including, without limitation, the agreements listed on Schedules 3.10 and 3.12(f).

                  SECTION 5.02 ACCESS; BOOKS AND RECORDS.

                  (a) Promptly after receipt by either Assignor or Guilford of notice of any action, claim, investigation or proceeding (commenced or threatened) relating to the transactions contemplated by this Agreement, any other Transaction Document, any Distribution Agreement or any License Agreement, Assignor and/or Guilford shall inform Assignees of the receipt of such notice and the substance of such action, claim, investigation or proceeding and, if in writing shall furnish Assignees with a copy of such notice and any related materials with respect to such action, claim, investigation or proceeding.

                  (b) Guilford and Assignor shall keep and maintain, or cause to be kept and maintained, at all times full and accurate books of account and records adequate to correctly reflect all payments paid and/or payable with respect to Assigned Interests and all deposits made into the applicable Deposit Accounts.

                  (c) Assignees and any of Assignees' Consultants shall have the right, from time to time, to visit Guilford's and/or Assignor's offices and properties where Guilford and/or Assignor keeps and maintains its books and records relating or pertaining to the Assigned Interests and the other Collateral for purposes of conducting an audit of such books and records, and to inspect, copy and audit such books and records, during normal business hours, and, upon five (5) Business Days written notice given by Assignees to Guilford and/or Assignor, Guilford and/or Assignor will provide Assignees and any of Assignees' Consultants reasonable access to such books and records, and shall permit Assignees and any of Assignees' Consultants to discuss the business, operations, properties and financial and other condition of Guilford and/or Assignor or any of their Affiliates relating or pertaining to the Assigned Interests and the other Collateral with officers of such parties, and with their independent certified public accountants (to the extent such independent certified accountants agree to discuss such matters with Assignees). Assignees' visits to Guilford's or Assignor's offices pursuant to this subsection (c) shall occur not more than two times for each company per calendar year; provided, however, that Assignees may so visit more frequently to the extent that there has occurred an event, a reasonably foreseeable consequence of which is a Material Adverse Effect, and Assignees' visit or visits to Guilford's or Assignor's offices in connection therewith are for purposes related to such event.

                  (d) In the event any audit of the books and records of Guilford or Assignor relating to the Total Net Sales, the Assigned Interests or the other Collateral by Assignees and/or any of Assignees' Consultants reveals that the amounts paid to Assignees hereunder for the period of such audit have been understated by more than the greater of $20,000 or 7.5% of the amounts determined to be due for the period subject to such audit, then the Audit Costs in respect of such audit shall be borne by Guilford or Assignor; and in all other cases, such Audit Costs shall be borne by Assignees.

                  SECTION 5.03 MATERIAL CONTRACTS.

                  Each of Assignor and Guilford shall comply with all material terms and conditions of and fulfill all of its obligations under all the Material Contracts including, without limitation, any Distribution Agreement or License Agreement to which Guilford is a party.

                  SECTION 5.04 CONFIDENTIALITY; PUBLIC ANNOUNCEMENT.

                  (a) Except as set forth in Section 5.04(b), all information furnished by Assignees to either Assignor or Guilford or by either Assignor or Guilford to Assignees, including the Confidential Information, in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby, as well as the terms, conditions and provisions of this Agreement and any other Transaction Document, shall be kept confidential by the recipient thereof, and shall be used by the recipient thereof only in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby, except to the extent that such information (i) is already known by the party to whom the information is disclosed or is already in the public domain at the time the information is disclosed, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document to be filed with any Government Authority, or (iv) is required to be disclosed under securities laws, rules and regulations applicable to Assignor, Guilford or Assignees, as the case may be, or pursuant to the rules and regulations of the Nasdaq Stock Market or any other stock exchange or stock market on which securities of Guilford may be listed for trading. Notwithstanding the foregoing, Assignor, Guilford and Assignees may disclose such information to their partners, directors, employees, managers, officers, investors, bankers, advisors, trustees and representatives on a need-to-know basis, provided that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to the terms of this Section 5.04(a).

                  (b) Except as required by law or the rules and regulations of any securities exchange or trading system or the FDA or any Government Authority with similar regulatory authority, or except with the prior written consent of the other party (which consent shall not be unreasonably withheld), neither party shall issue any press release or make any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document. Except as otherwise required by law or the rules and regulations of any securities exchange or trading system or the FDA or any Government Authority with similar regulatory authority, (i) Assignor, Guilford and the Assignees, on or prior to the Closing, shall agree upon the form and content of the initial press release by Guilford with respect to the Transaction, (ii) Assignor, Guilford and the Assignees, shall agree upon the form of the initial SEC filings by Guilford with respect to the Transaction,
(iii) any subsequent disclosures by Guilford or Assignor with respect to the Transaction shall, except as otherwise agreed by Assignees in writing, be substantially consistent with the disclosures described in clauses (i) and (ii) above, and (iv) Guilford and Assignor shall consider the good faith comments made by Assignees in Guilford's confidential treatment request to the SEC regarding the Transaction Documents.

                  (c) Notwithstanding anything herein to the contrary, any party to this Agreement (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kinds, the tax treatment and tax structure of the transactions contemplated by this Agreement or any other Transaction Document and all materials of any kind (including opinions and other tax analyses) that are provided to the party relating to such tax treatment and tax structure.

                  SECTION 5.05 QUARTERLY REPORTS.

                  (a) Assignor shall, promptly after the end of each fiscal quarter of Assignor (but in no event later than thirty (30) days following the end of such quarter), produce and deliver to Assignees a Quarterly Report for such quarter, together with a certificate of a senior officer of Assignor and, pursuant to the Management Agreement, a certificate of a senior officer of Guilford, certifying that to the knowledge of each such officer (i) such Quarterly Report is a true and complete copy and (ii) any statements and any data and information therein prepared by Guilford and/or Assignor are true, correct and accurate in all material respects. Guilford shall furnish to Assignor promptly all information that Assignor may require in connection with such Quarterly Reports.

                  SECTION 5.06 RIGHT OF FIRST REFUSAL.

                  Neither Guilford, nor the Assignor, nor any Affiliates of Guilford or the Assignor shall Transfer any rights to payment, including any revenue or royalty interests with respect to any products (including, without limitation, the Products) without complying with the following procedure:

                  (a) If Guilford or any Affiliates of Guilford or the Assignor (the "Transferor") at any time during the Term desires to Transfer (each, a "Proposed Transfer") any rights to payment, including any revenue or royalty interests, with respect to any products, then Transferor shall give written notice (the "Transfer Notice") to Assignees setting forth (i) the interests that are proposed to be Transferred pursuant to such Proposed Transfer (the "Offered Interests"), (ii) the proposed date of the closing of such Proposed Transfer, and (iii) all of the material terms of such Proposed Transfer (the "Proposed Terms"). Guilford and Assignor shall promptly provide to Assignee any additional documentation, information and other diligence materials reasonably requested by Assignees (the "Review Materials").

                  (b) Upon the receipt of any Transfer Notice, Assignees will have the option, but not the obligation, to purchase all, but not less than all, of all the Offered Interests, on the terms as are specified in the Transfer Notice. Within sixty (60) days after the later of (a) Assignees' receipt of the Transfer Notice and (b) Assignees' receipt of all Review Materials requested under Section 5.06(a), Assignees will give a written notice (a "Notice of Election") to Transferor stating whether Assignees elect to exercise such option. During such sixty (60) day period, the Assignees shall also have the exclusive right to propose and negotiate alternative terms for the Proposed Transfer.

                  (c) If Assignees elect to purchase pursuant to the Notice of Election, the closing of the purchase and sale of the Offered Interests to Assignees will take place as soon as is reasonably practicable on such date and at such time and place, in each case as Assignees may reasonably determine but not later than thirty (30) days following Transferor's receipt of the Notice of Election. If Assignees do not elect to purchase all of the Offered Interests hereunder, Transferor will thereafter be free for a period of one hundred twenty
(120) days after expiration of the sixty (60) day period referred to subsection
(b) of this Section 5.06 to Transfer the Offered Interests to a transferee on terms no more favorable to that transferee than the Proposed Terms offered to the Assignees. If no Transfer of the Offered Interests is consummated within such one hundred and twenty (120) day period, or if Transferor seeks to transfer the Offered Interests to a transferee on terms more favorable to the proposed transferee than the Proposed Terms offered to the Assignees, the Transferor shall again be required to comply with all of the provisions of this Section 5.06. Failure by Assignees to give a Notice of Election within such time period specified in subsection (b) of this
Section 5.06 will be deemed an election by Assignees not to exercise Assignees' option to purchase all the Offered Interests.

                  SECTION 5.07 PURCHASE OPTIONS.

                  (a) In the event that a Purchase Option Event shall occur, Assignees shall have the right, but not the obligation (the "Assignees Option Repurchase"), exercisable from the date of the Purchase Option Event (whether or not Assignor gives notice thereof) through the date one hundred and eighty (180) days after its receipt of written notice from Assignor or Guilford of the Purchase Option Event (the "Purchase Option Exercise Period"), to require Assignor to repurchase from Assignees the Assigned Interests for a repurchase price equal to, if the Purchase Option Event occurs and such payment is made prior to the first anniversary of this Closing Date, $54.6 million, and if it occurs on or after the first anniversary of the Closing Date, the amount determined by reference to the date of payment by Assignor to Assignees in accordance with Schedule 5.07(a) (the "Assignees Option Repurchase Price"). In the event that Assignees elect to exercise their rights to require an Assignees Option Repurchase, then Assignor shall, within ten (10) days following Assignor's receipt of Assignees' repurchase election notice if the Assignees Option Repurchase is based on a Purchase Option Event described in clauses
(iii), (iv), (v), (vi) or (vii) thereof and otherwise within fifteen (15) days following Assignor's receipt of Assignees' repurchase election notice (the "Assignees Option Repurchase Period"), repurchase from Assignees the Assigned Interests at the Assignees Option Repurchase Price, the payment of which shall be made by wire transfer, in immediately available funds, to Assignees' Account designated by Assignees in such election notice. Notwithstanding anything to the contrary contained herein, immediately upon the occurrence of a Bankruptcy Event or a Notice Event, the Assignees shall be deemed to have automatically and simultaneously elected to have the Assignor repurchase from the Assignees the Assigned Interests for the Assignees Option Repurchase Price and the Assignees Option Repurchase Price shall be immediately due and payable without any further action or notice by any party.

                  (b) (i)In the event that an Assignor Option Event shall occur, Assignor shall have the option ("Assignor Option Repurchase"), exercisable within one hundred and eighty (180) days after the Assignor Option Event, to repurchase the Assigned Interests for a repurchase price ("Assignor Option Repurchase Price") equal to, if the Assignor Option Event occurs and such payment is made prior to the first anniversary of the Closing Date, $84 million, and if it occurs on or after the first anniversary of the Closing Date, the amount determined by reference to the date of payment by Assignor to Assignees in accordance with Schedule 5.07(b)(i).

                  (ii) In addition, the Assignor may, at its election and regardless of whether there has occurred an Assignor Option Event, (A) on or after the third anniversary of the Closing Date, repurchase the Assigned Interests (a "Call") for a repurchase price ("Call Price") equal to the amount determined by reference to the date of payment by Assignor to Assignees in accordance with Schedule 5.07(b)(ii)(A); and (B) at any time, if a potential secured financing requires a security interest in any of the Intellectual Property ("Secured Financing Event Purchase"), repurchase up to * of the Assigned Interests for a repurchase price ("Secured Financing Event Price") equal to, if the Secured Financing Event Purchase occurs and such payment is made prior to the first anniversary of the Closing Date, $105 million, and if it occurs on or after the first anniversary of the Closing Date, the amount determined by reference to the date of payment by Assignor to Assignees in accordance with Schedule 5.07(b)(ii)(B) (initially calculated with respect to 100% of the Assigned Interests, which shall be reduced on a pro rata basis to reflect the percentage of the Assigned Interests actually repurchased by the Assignor). *

                  (c) The Assignees Option Repurchase Price, the Assignor Option Repurchase Price, the Call Price and the Secured Financing Event Price (as calculated in accordance with Schedule 5.07(b)(ii)(B) and prior to any ratable reduction in accordance with Section 5.07(b)(ii)(B)) (collectively, the "Repurchase Price") shall, in each case, be reduced by the sum of (i) the total payments received and retained by the Assignees under Section 2.02(a), (b), (c),
(f) and (g) multiplied by the applicable factor specified in Schedule 5.07(c) for each Repurchase Price and to reflect the calendar year in which each of the applicable Section 2.02 payments was made and the calendar year in which the Repurchase Price is paid, and (ii) the net cash gain (after deduction for the actual exercise price and any brokerage or similar costs and expenses) from the sale proceeds received by Assignees upon the sale of any common stock received by Assignees upon exercise of the Warrants plus, if Assignees have not exercised the Warrants in full or sold all of the common stock received upon the exercise of the Warrants, an amount equal to 90% of (x) the product of (A) the number of shares of common stock (or, if the Warrants have not been exercised in full, the common stock issuable upon full exercise of such Warrants held by the Assignees) on the date the Assignees elect to exercise an Assignees Option Repurchase or the date on which the Assignor elects to exercise an Assignor Option Repurchase, a Call or a Secured Financing Event Purchase and (B) the closing price for such common stock on such date as quoted on the primary exchange on which such shares are quoted (and if not so quoted or listed at any time, the average daily bid and ask price as quoted in the pink sheets) minus (y) the exercise price paid or payable for such common stock under the Warrants. In the event that a Secured Financing Event Purchase is followed by another Repurchase Event, amounts previously credited under clause (c)(i) or (ii) shall not be applied to reduce the Repurchase Price for the subsequent Repurchase Event. Notwithstanding anything herein or in any Schedules to the contrary, the sum of (a) any Repurchase Price (after giving effect to the reductions set forth in the first sentence of this Section 5.07(c)), plus (b) the amounts actually paid to Assignees under Sections 2.02(a), (b), (c), (f) and (g), shall not exceed $147 million.



* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  (d) In connection with the consummation of an Assignees Option Repurchase, an Assignor Option Repurchase, a Call or a Secured Financing Event Purchase pursuant to subparagraphs (a) and (b) above (each, a "Repurchase Event"), Assignees agree that they will (i) promptly execute and deliver to Assignor such UCC termination statements and other documents as may be necessary to release, or evidence the relative ranking of, Assignees' Lien on the collateral and otherwise give effect to such Repurchase Event and (ii) take such other action or provide such other assistance as may be necessary to give effect to the Repurchase Event.

                  (e) Assignees' failure to exercise the Assignees Option Repurchase under Section 5.07(a) upon the occurrence of a Purchase Option Event shall not preclude Assignees from exercising the Assignees Option Repurchase under Section 5.07(a) upon the occurrence of a subsequent Purchase Option Event.

                  (f) Notwithstanding anything to the contrary contained in
Section 5.07(a), Assignees shall not be entitled to exercise an Assignees Option Repurchase based upon the occurrence of an event described in clauses (i), (ii) or (iii) of the definition of Change of Control if:

                           (i) Simultaneously with (or, as applicable in clauses
(i)(2) through (i)(5) below, thereafter) the occurrence of the Change of Control (or, in the case of an event described in clause (ii) of the definition of Change of Control, upon the closing of the transaction that results from the Change of Control), the surviving entity in the Change of Control transaction, whether Guilford or another Person (the "Surviving Party"), (1) assumes (or if the Surviving Party is Guilford, as to its own existing obligations hereunder, affirms and as to its additional obligations agrees to) all of the obligations of Guilford and Assignor to Assignees hereunder and the additional undertakings described in clauses (2) through (7) below pursuant to documentation in form and substance reasonably acceptable to Assignees; (2) maintains (as applicable with respect to the following specified periods) a fully-dedicated Aggrastat salesforce of at least 25 people (on a full time equivalent basis) from and after June 30, 2004; 45 people from and after June 30, 2005; and 75 people at all times from and after June 30, 2006; (3) maintains sales and marketing expenditures for Aggrastat that are not less than the amounts indicated in the Net Sales Projections and Budget provided to Assignees by Guilford on June 25, 2003, a copy of which is attached hereto as Exhibit J; (4) maintains an EBITDA to Total Debt Service Ratio of 1.25:1.00 and a Total Debt to Total Capitalization Ratio of 0.5:1.0, on a pro forma basis as of the date of the Change of Control (after giving effect to the transaction, if any, that results from the Change of Control) and thereafter measured quarterly on the last day of each calendar quarter on a consolidated basis; (5) achieves Primary Product Net Sales of at least 85% of the * Sales * as projected for each year during the Term; (6) with respect to such Surviving Party, Guilford and Assignor, no Bankruptcy Event or Notice Event occurs at any time and such Person does not become Insolvent at any time; and (7) such Surviving Party's ultimate parent

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

unconditionally guarantees in a form comparable to Section 5.13 of this Agreement all of the Obligations assumed or affirmed by such Surviving Party; and

                           (ii) none of the Guilford 5% Convertible Subordinated
Notes due 2008 are accelerated, none of the holders of such notes have elected to have such notes repurchased pursuant to a Designated Event Offer (as defined in the Subordinated Indenture) and no other holder of Indebtedness of Guilford or Assignor has accelerated such Indebtedness or elected to have such Indebtedness repurchased.

                  If, at any time or from time to time, any of the provisions in clauses (i) and (ii) of this subsection (f) are not fulfilled, then the Change of Control shall be deemed to be a Purchase Option Event from the first date on which any provision was not fulfilled, Assignees shall have the rights they would otherwise have had under Section 5.07(a) of this Agreement beginning on such date and, if the Assignees exercise an Assignees Option Repurchase, the Assignees Option Repurchase Price shall be immediately due and payable as of the date of such exercise.

                  (g) In the event the Assignees elect to exercise an Assignees Option Repurchase based upon the occurrence of an event described in clauses
(i), (ii) or (iii) of the definition of Change of Control and (A) there has not occurred any Notice Event or Bankruptcy Event and (B) none of the Guilford 5% Convertible Subordinated Notes due 2008 are accelerated, none of the holders of such notes have elected to have such notes repurchased pursuant to a Designated Event Offer (as defined in the Subordinated Indenture) and no other holder of Indebtedness of Guilford or Assignor has accelerated such Indebtedness or elected to have such Indebtedness repurchased, the Assignor may elect by written notice given within the Assignees Option Repurchase Period to pay the Assignees Option Repurchase Price either (i) by the payment of one hundred percent (100%) of the Assignees Option Repurchase Price in cash or (ii) by the payment of seventy-five percent (75%) of the Assignees Option Repurchase Price in cash and the remainder, as elected by Assignees in their sole discretion, either by the issuance of (x) common stock of Guilford, covered by an effective resale registration statement which Guilford shall covenant to maintain effective for a period of two (2) years after the date of the issuance of such common stock to Assignees, at a 10% discount to the current market price (determined by the average closing market prices for the ten (10) trading days before the date of the Assignees' election to take such stock), or (y) a secured promissory note of Guilford and Assignor (secured at the least by the Collateral that secures the Obligations upon the occurrence of the Closing provided for in this Agreement and guaranteed by Guilford's ultimate parent in a form comparable to Section
5.13 of this Agreement) senior to all other debt and equity of any kind or type of both Guilford and Assignor, payable in 12 equal quarterly installments of principal with interest at a rate of 20% per annum (or, if lower, the highest legal rate) payable as to principal installments and interest quarterly, each on the last day of each calendar quarter with any unpaid interest to be compounded monthly.

                  (h) Notwithstanding anything to the contrary contained in
Section 5.07(a), Assignees shall not exercise an Assignees Option Repurchase based solely upon the occurrence and continuance of an event described in clause
(iii) of the definition of Purchase Option Event if (i) on the Closing Date, Assignor pledges to Assignees, and grants to Assignees a first priority security interest in, a collateral account containing unrestricted cash, cash equivalents or other Acceptable Investments in an amount equal to $11,250,000, pursuant to security documents and control agreements acceptable to Assignees (the "Liquidity Account"), securing the Obligations, and (ii) on the first Business Day of each calendar quarter during the Term, Assignor makes an additional deposit into the Liquidity Account such that the total amount on deposit equals the first amounts payable to Assignees by Assignor from Included Product Payments pursuant to Section 2.02(b)(ii) for each of the next eight (8) calendar quarters, including the quarter in which such Business Day occurs. Assignees shall be entitled to exercise all rights as secured parties with respect to the Liquidity Account upon any default in the payment or performance of the Obligations, including the application of amounts in the Liquidity Account to due but unpaid Obligations. The application by Assignees of amounts in the Liquidity Account to the payment of any due but unpaid Obligations, including without limitation, the payment of any amounts due to Assignees from Assignor from Included Product Payments pursuant to Section 2.02(b), shall not cure any failure by Assignor or Guilford to make directly such payments. Upon thirty (30) days prior written notice, Assignor may request that Assignees release their security interest in the Liquidity Account. Upon such request, the Assignees shall release their security interest in the Liquidity Account upon their determination, in their reasonable discretion, that as of the date of release, no Purchase Option Event or Notice Event has occurred and no Purchase Option Event is reasonably expected to occur as a result of such release, including, without limitation, an event described in clause (iii) of the definition of Purchase Option Event. Upon the Assignees' release of their interest in the Liquidity Account, this Section 5.07(h) shall be of no further effect. During any period of the Term prior to the release of the Liquidity Account by Assignees, it shall be an immediate Purchase Option Event if during any calendar quarter, Assignor fails to pay to Assignees the minimum amounts specified in
Section 2.02(b)(ii).

                  (i) Without in any manner limiting its obligations under
Section 5.13, Guilford agrees that to the extent that Assignor does not pay any amount due to Assignees under this Section 5.07, Guilford will promptly pay or cause Assignor to pay such amounts.

                  SECTION 5.08 SECURITY AGREEMENTS.

                  (a) Assignor Security Agreement.

                           (i) Except as otherwise provided in Section 5.07(b)(ii)(B), Assignor shall at all times until the Obligations of Assignor are paid and performed in full grant in favor of Assignees a valid, continuing, first perfected lien on and security interest in the Assigned Interests, the Intellectual

                                    Property with respect to the Primary
                                    Products and the other Collateral described in the Assignor-Assignees Security Agreement.

                           (ii)     Except as provided in Section
                                    5.07(b)(ii)(B), Assignor shall not grant a security interest in any of its property to any party other than the Assignees.

                  (b) Guilford Security Agreements. Guilford shall at all times until the Obligations of Guilford and the Assignor under this Agreement and the other Transaction Documents are paid and performed in full: (i) grant and maintain in favor of Assignor a valid, continuing, first perfected lien on and security interest in the Collateral described in the Guilford-Assignor Security Agreement and (ii) grant and maintain in favor of Assignees a valid, continuing, first perfected lien on and security interest in the collateral described in the Guilford-Assignees Security Agreement. Notwithstanding the foregoing, if at any time during the Term, Guilford receives a bona fide financing proposal from a third-party institutional lender that is conditioned upon such lender obtaining a first priority security interest in the Intellectual Property relating to the After Acquired Products, or the receivables, payment intangibles or Distribution Agreements or License Agreements relating to the Secondary Products or the After Acquired Products, Assignees shall, at the closing of such new financing, subordinate their security interest under the Guilford-Assignees Security Agreement in such of the assets as the third party lender has required a first priority security interest, pursuant to the terms of a written subordination reasonably satisfactory to the Assignees and such third party lender. The Assignees confirm and agree that Assignor may similarly subordinate its security interest in the same assets under the Guilford-Assignor Security Agreement. Nothing in this Section 5.08(b) or in any subordination agreement entered into in connection therewith shall affect or reduce any of the obligations of Assignor or Guilford to the Assignees under this Agreement or the obligations of Guilford to Assignor under the Management Agreement.

                  SECTION 5.09 BEST EFFORTS; FURTHER ASSURANCE.

                  (a) Subject to the terms and conditions of this Agreement, each party hereto will use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement and any other Transaction Document. Assignees, Assignor and Guilford agree to execute and deliver such other documents, certificates, agreements and other writings (including any financing statement filings requested by Assignees) and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and any other Transaction Document and to vest in Assignees good, valid and marketable rights and interests in and to the Assigned Interests free and clear of all Liens, except those Liens created in favor of Assignees pursuant to the Security Agreements and any other Transaction Document.

                  (b) Each of the parties hereto shall execute and deliver such additional documents, certificates and instruments, and perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out and effectuate all of the provisions of this Agreement and any other Transaction Document and to consummate all of the transactions contemplated by this Agreement and any other Transaction Document.

                  (c) Guilford, GPI Holdings, Assignor and Assignees shall cooperate and provide assistance as reasonably requested by the other parties in connection with any litigation, arbitration or other proceeding (whether threatened, existing, initiated, or contemplated prior to, on or after the date hereof) to which any party hereto or any of its officers, directors, shareholders, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interests, in each case relating to this Agreement, any other Transaction Document, the Assigned Interests or any other Collateral, or the transactions described herein or therein but in all cases excluding any litigation brought by Guilford, GPI Holdings or Assignor against Assignees or brought by Assignees against Guilford, GPI Holdings or Assignor.

                  SECTION 5.10 REMITTANCE TO LOCKBOX ACCOUNT.

                  (a) Within sixty (60) days after the date of this Agreement, the parties hereto shall enter into a Lockbox Agreement in form and substance reasonably satisfactory to the parties hereto and the Lockbox Bank, which Lockbox Agreement will provide for, among other things, the establishment and maintenance of a Lockbox Account, a Joint Concentration Account, an Assignor Concentration Account and an Assignees Concentration Account in accordance with the terms herein and therein. Any Assignees Concentration Account shall be held solely for the benefit of Assignees, but shall be subject to the terms and conditions of this Agreement, the Security Agreements, the Management Agreement and the other Transaction Documents. Funds deposited into the Lockbox Account shall be swept by the Lockbox Bank on a daily basis into the Joint Concentration Account and immediately subsequent thereto, the Daily Amount and any other amounts payable to the Assignees under Section 2.02 shall be swept into the Assignees Concentration Account. Assignees shall have immediate and full access to any funds held in the Assignees Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever. After the Daily Amount and any other amounts payable to the Assignees under Section 2.02 are swept into the Assignees Concentration Account the amounts remaining in the Joint Concentration Account shall then be swept, at the direction of Assignor, into the Assignor Concentration Account. Assignor shall have immediate and full access to any funds held in the Assignor Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever other than those of the Lockbox Bank, provided, however, that nothing herein shall (i) affect or reduce Assignor's obligations to pay in full all amounts due to Assignees under this Agreement, or (ii) in any manner limit the recourse of Assignees to the assets of Assignor to satisfy the Assignor's obligations.

                  (b) Upon execution of the Lockbox Agreement, Assignees shall receive an opinion of counsel of Assignor as to the perfection of Assignees' security interest in the Pledged Deposit Accounts (as defined in the Assignor-Assignees Security Agreement).

                  (c) Assignor shall pay for all fees, expenses and charges of the Lockbox Bank by debiting the Assignor Concentration Account.

                  (d) Each Distribution Agreement and License Agreement entered into by Guilford shall contain a provision providing for all payments in respect of sales of the Primary Products and in respect of royalties received from Contract Parties to be remitted directly by the applicable party into the Lockbox Account and Assignor and Guilford shall cause such payments to be remitted directly by the applicable party into the Lockbox Account. Without in any way limiting the foregoing, commencing on the later of the Closing Date and the date on which the Lockbox Agreement is executed and at any time thereafter, any and all payments in respect of Primary Products Net Sales received by Assignor or Guilford shall be deposited into the Lockbox Account within five (5) Business Days of Assignor's or Guilford's receipt thereof.

                  (e) With respect to any Distribution Agreement, License Agreement or other sale agreement or invoice entered into or issued by Guilford from and after the date hereof Guilford shall (i) at the time of the execution and delivery of such Distribution Agreement, License Agreement or other sale agreement or the issuance of any invoice, instruct any party thereto or recipient thereof to remit to the Lockbox Account when due all applicable payments in respect of sales of the Products and in respect of royalties that are due and payable to Assignor or Guilford in respect of or derived from such Distribution Agreement, License Agreement or other sale agreement or invoice during the Term and (ii) in the case of any Distribution Agreement, License Agreement or other sale agreement, deliver to Assignees evidence of such instruction and of such applicable party's agreement thereto.

                  (f) Neither Assignor nor Guilford shall have any right to terminate the Lockbox Bank without Assignees' prior written consent. Any such consent, which Assignees may grant or withhold in their discretion, shall be subject to the satisfaction of each of the following conditions to the satisfaction of Assignees:

                           (i)      the successor Lockbox Bank shall be
                                    reasonably acceptable to Assignees;

                           (ii) Assignees, Assignor, Guilford and the successor Lockbox Bank shall have entered into a lockbox agreement substantially in the form of the Lockbox Agreement initially entered into;

                           (iii) all funds and items in the accounts subject to the Lockbox Agreement to be terminated shall be transferred to the new accounts held at the successor Lockbox Bank prior to the termination of the then existing Lockbox Bank; and

                           (iv) Assignees shall have received evidence that all of the applicable parties making payments in respect of sales of the Products have been instructed to remit all future payments in respect of sales of the Products to the new accounts held at the successor Lockbox Bank.

                  SECTION 5.11 ADDITIONAL COVENANTS OF ASSIGNOR, GPI HOLDINGS AND GUILFORD

                  (a) In the event that either Assignor or Guilford becomes aware that the making, using or selling of any Products licensed by Guilford to a Contract Party under any of the Distribution Agreements or License Agreements infringes or violates any third party Intellectual Property, Guilford shall promptly use its reasonable best efforts to attempt to secure the right to use such Intellectual Property on behalf of itself and the affected Contract Party and shall pay all costs and amounts associated with obtaining any such license, without any charge to the Contract Party or any reduction in the Assigned Interests.

                  (b) Guilford shall duly perform and observe all of Guilford's covenants and obligations under each Distribution Agreement and License Agreement in all material respects. Upon the occurrence of a material breach of any of the Distribution Agreements or License Agreements by any other party thereto, which is not cured as provided therein, Guilford shall use its commercially reasonable best efforts to seek to enforce all of its rights and remedies thereunder. Guilford and Assignor shall duly comply with all material terms of the Management Agreement and not suffer to exist any default thereunder.

                  (c) Neither Assignor nor Guilford shall, without the prior written consent of Assignees, which consent shall not be unreasonably withheld:

                           (i) Forgive, release or compromise any amount owed to Assignor and relating to the Assigned Interests in a manner which could reasonably be expected to materially adversely affect the Assigned Interests;

                           (ii) Waive, amend, cancel or terminate, exercise or fail to exercise, any of its material rights constituting or relating to the right to receive payment on Total Net Sales;

                           (iii) Amend, modify, restate, cancel, supplement, terminate or waive any provision of any Distribution Agreement or License Agreement, or grant any consent thereunder, or agree to do any of the foregoing, including, without limitation, entering into any agreement with the Contract Party under the provisions of such Distribution Agreement or License Agreement in each case which could reasonably be expected to have a Material, Adverse Effect; or

                           (iv) Create, incur, assume or suffer to exist any Lien, or exercise any right of rescission, offset, counterclaim or defense, upon or with respect to the Assigned Interests or the other Collateral, or agree to do or suffer to exist any of the foregoing, except for (A) any Lien or agreements in favor of Assignees granted under or pursuant to this Agreement and the other Transaction Documents, (B) the Liens set forth on
                                    Schedule 3.04, and (C) the Liens described in, and subject to the conditions set forth in, Section 5.07(b)(ii)(B) and Section 5.08(b).

                  (d) Assignor shall promptly provide to Assignees copies of any material reports or other information prepared by any Contract Party it has received pursuant to the Management Agreement that has not been previously provided to Assignees by either Assignor, Guilford or any other Person.

                  (e) Each of Assignor, GPI Holdings and Guilford shall provide Assignees with written notice as promptly as practicable (and in any event within five (5) Business Days) after becoming aware of any of the following:

                           (i)      the occurrence of a Bankruptcy Event;

                           (ii) any material breach or default by either Assignor, GPI Holdings or Guilford of any covenant, agreement or other provision of this Agreement or any other Transaction Document;

                           (iii) any representation or warranty made or deemed made by either Assignor, GPI Holdings or Guilford in any of the Transaction Documents to which it is a party or in any certificate delivered to Assignees pursuant hereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made or deemed made;

                           (iv)     the occurrence of a Purchase Option Event;

                           (v)      the occurrence of an Assignor Option Event;

                           (vi) any sublicense by a Contract Party of any rights licensed pursuant to any Distribution Agreement or License Agreement; or

                           (vii) the resignation, death or removal of any Class A Manager or Class B Manager (as such terms are defined in the LLC Agreement) of Assignor.

                  (f) Promptly (but in no event later than five (5) Business
Days) after (i) receiving written or oral notice from a Contract Party, (A) terminating the related Distribution Agreement or License Agreement, (B) alleging any material breach of or default under such Distribution Agreement or License Agreement by Guilford or (C) asserting the existence of any facts, circumstances or events which alone or together with other facts, circumstances or events could reasonably be expected (with or without the giving of notice or passage of time or both) to give rise to a material breach of or default under or right to terminate such Distribution Agreement or License Agreement or (ii) either Assignor or Guilford otherwise having Knowledge of any fact, circumstance or event which alone or together with other facts, circumstances or events could reasonably be expected (with or without the giving of notice or passage of time or both) to give rise to a material breach of or default under such Distribution Agreement or License Agreement by Guilford or a right to terminate such Distribution Agreement or License Agreement by such Contract Party, in each case, either Assignor or Guilford shall give a written notice to Assignees describing in reasonable detail the relevant breach, default or termination event, including a copy of any written notice received from such Contract Party and, in the case of any breach or default or alleged breach or default by Guilford, describing any corrective action Guilford proposes to take.

                  (g) Guilford shall, at Guilford's sole expense, either directly or by causing the Contract Party to do so, take any and all actions and prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary or desirable to (A) diligently maintain the applicable licensed Intellectual Property and the Patents and (B) diligently defend such licensed Intellectual Property and such Patents against infringement or interference by any other Persons, and against any claims of invalidity or unenforceability, in any jurisdiction (including, without limitation, by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement or non-interference). Guilford shall not, and shall use commercially reasonable efforts to cause the applicable Contract Party not to, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of, the applicable Patents or other Intellectual Property.

                  (h) Guilford shall use its reasonable best efforts to secure and maintain, or, where a Contract Party is required to do so under any Distribution Agreement or License Agreement, assist such Contract Party in securing and maintaining, all regulatory and other governmental approvals, clearances, registrations and permits which may be required to manufacture, market and/or sell any and all of the Products in accordance with Guilford's business plans that are reasonably designed to maximize the commercial potential of the Products.

                  (i) Neither Guilford nor Assignor shall provide samples of Products, sell Products at reduced prices or grant credits against the purchase prices of the Products to any person for purposes of inducing or otherwise related to the sale of other products.

                  (j) Guilford and Assignor shall comply with all manufacturing guidelines and processes required by the FDA.

                  (k) Guilford shall (i) maintain insurance policies with insurance companies rated not less than "A-" by A.M. Best Company, Inc. with coverages and in amounts sufficient to comply with the Supply Agreement and otherwise what is customary for companies of comparable size and condition similarly situated in the same industry as Guilford including without limitation, product liability insurance and directors and officers insurance and
(ii) maintain each of Assignor and Assignees as an additional insured party with respect to its general liability and product liability insurance policies.

                  (l) Neither Assignor nor Guilford nor any Affiliate of Guilford will Transfer (other than an Excluded Transfer) (i) all or any major part of its interests in the Products or (ii) all or any part of its interests in either of the Primary Products to a third party purchaser or licensee, as applicable, unless such third party purchaser or licensee, as applicable, assumes in writing all of the obligations of Assignor or Guilford, as applicable, hereunder, including the obligation to make all payments in respect of the Assigned Interests to Assignees pursuant to a written assumption, in a form reasonably satisfactory to Assignees. In the event of any such Transfer, Assignor and Guilford shall hold any proceeds of such transfer in trust for ten
(10) business days after the consummation of such Transfer to permit the Assignees to exercise an Assignees Option Repurchase and to be paid directly from such proceeds. Assignor and Guilford shall give Assignees thirty (30) days prior written notice of any such proposed Transfer.

                  (m) Neither Guilford, GPI Holdings nor Assignor will amend, modify or terminate, or permit to be amended, modified or terminated, nor shall Guilford, GPI Holdings or Assignor waive any rights under (i) the Certificate of Formation (ii) the LLC Agreement, (iii) the Management Agreement, (iv) the Guilford-Assignees Security Agreement or (v) the Guilford-Assignor Security Agreement without the prior written consent of Assignees, which consent shall be granted or withheld in Assignees' sole discretion. Without limiting the foregoing, Assignor will diligently pursue all of its rights and remedies with respect to Guilford under the Management Agreement and the Guilford-Assignor Security Agreement.

                  (n) Except as provided in, and subject to the conditions set forth in, Section 5.07(b)(ii)(B), Assignor will not pledge or otherwise assign or transfer any of its assets without the prior written consent of Assignees, which consent shall be granted or withheld in Assignees' sole discretion.

                  (o) Assignor will comply with the procedures and records as set forth in Article V of the LLC Agreement, a copy of which is attached hereto as Exhibit F.

                  (p) Guilford shall cause each Contract Party under any Distribution Agreement or License Agreement, as applicable, to provide, promptly following the end of each calendar quarter, all information with respect to net end-user sales (including all components of information required to calculate Total Net Sales) under each such agreement for inclusion in the Quarterly Report for such quarter, and Guilford shall cause such obligation to be included in every Distribution Agreement and License Agreement it enters into following the Closing Date.

                  (q) Assignor shall not make any dividends or distributions to Guilford or GPI Holdings (including payment of the Management Fee (as defined in the Management Agreement) or any distributions under the LLC Agreement) unless and until all amounts at that time owing to Assignees under this Agreement, the Management Agreement or any obligation under any other Transaction Document are paid in full.

                  (r) Guilford, GPI Holdings and Assignor shall ensure that the claims and rights of Assignees created by this Agreement and any other Transaction Document in and to the Assigned Interests and, subject to the provisions of Section 5.07(b)(ii)(B) and 5.08(b), any other Collateral are and shall remain senior to any creditor of Assignor, GPI Holdings, Guilford or any other Person.

                  (s) Assignor's obligations to pay Guilford the Management Fee (as defined in the Management Agreement) shall be in all respects subordinate to, and shall be paid to Guilford only after the satisfaction in full of, Assignor's payment Obligations to Assignees, including Assignor's payment to Assignees of the Applicable Percentage of Total Net Sales and all other Obligations set forth in this Agreement.

                  (t) Guilford shall not incur any Indebtedness (other than equipment financing, secured financing for an After Acquired Product, senior bank financing (or financing provided by a financial institution on substantially the same terms as senior bank financing) and industrial bond financing) that is not expressly subordinated to Guilford's Obligations to Assignees under this Agreement on terms no less favorable to Assignees than the subordination provisions benefiting Senior Debt, as defined in the Subordinated Indenture.

                  (u) Guilford shall assign, and agrees to cause all of its Affiliates to assign, to Assignor all improvements of or to the Primary Products and the Intellectual Property related to the Primary Products that arise on or after the Closing Date and agrees to execute and deliver, and agrees to cause its Affiliates to execute and deliver, all instruments, documents and agreements as are reasonably required to effectuate such assignment.

                  SECTION 5.12 FUTURE AGREEMENTS.

                  (a) Guilford shall provide Assignees, promptly after the execution of a Distribution Agreement or License Agreement by Guilford and any Contract Party, a copy of the executed Distribution Agreement or License Agreement for review by Assignees.

                  (b) If Guilford, at any time and from time to time during the term of this Agreement, proposes to materially change the form of Distribution Agreement or License Agreement it utilizes, or proposes in connection with any transaction or transactions with a Contract Party to materially vary the terms of the related Distribution Agreement or License Agreement from those contained in the prevailing form of Distribution Agreement or License Agreement, then Guilford shall promptly provide to Assignees such revised form of Distribution Agreement or License Agreement or, at least three (3) Business Days prior to the execution and delivery of any Distribution Agreement or License Agreement that includes a material deviation from the terms of the prevailing form of Distribution Agreement or License Agreement, give written notice to Assignees indicating that Guilford proposes to enter into such Distribution Agreement or License Agreement and the anticipated date of execution of such proposed Distribution Agreement or License Agreement.

                  (c) In the event that any payments under any Distribution Agreement or License Agreement relating to a Product are calculated upon a basis that is materially different than the basis used under the Distribution Agreements or License Agreements in existence at such time, Guilford and Assignor shall, in good faith, discuss with Assignees and mutually agree on the basis of the appropriate payments to be made to Assignees in respect of any such Distribution Agreement or License Agreement and the manner of calculating such payments, which payments and manner of calculating payments will not be less advantageous to Assignees than are provided under the Distribution Agreements or License Agreements in existence at such time.

                  (d) To the extent Guilford has the right to perform or cause to be performed inspections or audits under any of the License Agreements or Distribution Agreements regarding payments payable and/or paid to Guilford thereunder (each, a "License Party Audit"), Guilford shall, at the reasonable request of Assignees, cause such License Party Audit to be promptly performed (it being understood that it shall not be a reasonable request if, in the good faith belief of Guilford, the requested License Party Audit would impair Guilford's commercial relationship with the applicable Contract Party). In conducting a License Party Audit, Guilford may engage its then retained internationally recognized independent public accounting firm, or, if Guilford elects otherwise, such other internationally recognized independent public accounting firm reasonably acceptable to Assignees. Promptly after completion of any License Party Audit (whether or not requested by Assignees), Guilford shall promptly deliver to Assignees an Audit Report in respect of such License Party Audit. With respect to any License Agreement or Distribution Agreement under which Guilford has a right to perform or cause to be performed a License Party Audit, in the event Assignees requests Guilford to perform a License Party Audit and such License Party Audit is in fact performed by or on behalf of Guilford, then if the results thereof reveal that the amounts paid to Guilford in respect of sales of any licensed Product under such License Agreement or Distribution Agreement for the period of such License Party Audit have been understated by more than the greater of $20,000 or 7.5% of the amounts payable to Guilford with respect to sales of any licensed Product and determined to be due for the applicable period of such License Party Audit, then the Audit Costs incurred by Guilford in respect of such License Party Audit shall be borne by Guilford. In all other cases the Audit Costs incurred by Guilford in respect of a License Party Audit shall be borne by Assignees.

                  SECTION 5.13 GUARANTEE.

                  (a) The Guarantee. Guilford and GPI Holdings, jointly and severally (collectively, the "Guarantor") hereby unconditionally and irrevocably guarantees the full and prompt payment of all amounts when due which may be owing by Assignor under this Agreement and the other Transaction Documents and the full and prompt performance of all of the Obligations of Assignor under this Agreement and the other Transaction Documents (collectively, the "Guaranteed Obligations"). *

                  (b) * -

                           (i) *

                           (ii) *

                           (iii) *; or

                           (iv) *

                  *

                  (c) *. -

                  (d) *

                  (e) * -



* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  (f) * -

                  (g) * -

                  (h) Senior Debt. Guilford confirms and agrees that its Obligations under this Section 5.13 and its other Obligations to Assignees under this Agreement and the other Transaction Documents constitute Senior Debt and Designated Senior Debt as defined in and for the purposes of the Subordinated Indenture.

                  SECTION 5.14 FINANCIAL STATEMENTS.

                  Guilford shall maintain, and cause Assignor to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Guilford shall deliver to Assignees the following financial statements:

                  (a) Within sixty (60) days after the end of each calendar quarter, copies of (i) the unaudited consolidated financial statements of Guilford and its Subsidiaries for the prior fiscal quarter and (ii) the unaudited financial statements of Assignor for the prior fiscal quarter; and

                  (b) Within ninety (90) days after the end of each calendar year, copies of (i) the audited consolidated financial statements of Guilford and its Subsidiaries for the prior calendar year and (ii) the audited financial statements of Assignor for the prior calendar year.

                  (c) Within ten (10) days after the end of each calendar quarter, a certificate of the chief financial officer of Guilford in a form satisfactory to Assignees pursuant to which such officer certifies the amount of Working Capital of Guilford as at the end of the such quarters and certifies that Guilford maintained Working Capital of no less than $20 million at the end of each calendar month during such quarter.

                                   ARTICLE VI

                 THE CLOSING; CONDITIONS TO CLOSING AND FUNDING

                  SECTION 6.01 CLOSING.

                  Subject to the closing conditions set forth in Sections 6.02 and 6.03, the closing of the purchase and sale of the Assigned Interests (the "Closing") shall take place at the offices of Hogan & Hartson L.L.P., Baltimore, MD, on the Closing Date.



* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  SECTION 6.02 CONDITIONS APPLICABLE TO ASSIGNEES.

                  The obligations of Assignees to effect the Closing and the payment of the Purchase Price shall be subject to the satisfaction of each of the following conditions, any of which may be waived by Assignees in their sole discretion:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Assignor and Guilford set forth in this Agreement and the other Transaction Documents shall be true, correct and complete in all material respects as of the Closing Date.

                  (b) No Adverse Circumstances. There shall not have occurred or be continuing any event or circumstance (including any development with respect to the efficacy of the Primary Products or the licensed Intellectual Property or the use or expected future use of the same as opposed to competing products) that could reasonably be expected to have a Material Adverse Effect.

                  (c) Litigation. No action, suit, litigation, proceeding or investigation shall have been instituted, be pending or threatened (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain or prohibit Assignees' acquisition or future receipt of the Assigned Interests.

                  (d) Officer's Certificates.

                           (i)      Assignees shall have received at the Closing
a certificate of an executive officer of Assignor pursuant to which such officer certifies that the conditions set forth in Sections 6.02(a), (b), (c), (m) and
(o) have been satisfied in all respects as of the Closing Date.

                           (ii)     Assignees shall have received at the Closing
a certificate of the executive officer of Guilford pursuant to which such officer certifies that the conditions set forth in Sections 6.02(a), (b), (c),
(l) and (o) have been satisfied in all respects as of the Closing Date.

                           (iii)    Assignees shall have received at the Closing
a certificate of the executive officer of GPI Holdings pursuant to which such officer certifies that the conditions set forth in Sections 6.02(a), (b), (c),
(n) and (o) have been satisfied in all respects as of the Closing Date.

                  (e) Legal Opinions.

                           (i) Assignees shall have received an opinion of Hogan & Hartson, L.L.P., counsel to Assignor dated the Closing Date, in form and substance satisfactory to Assignees and their counsel, to the effect set forth in Exhibit E(i).

                           (ii) Assignees shall have received an opinion of patent counsel to Assignor, dated the Closing Date, in form and substance satisfactory to Assignees and their counsel, to the effect set forth in Exhibit E(ii).

                  (f) Bill of Sale. A Bill of Sale shall have been executed and delivered by Assignor to Assignees and Assignees shall have received the same.

                  (g) Assignor-Assignees Security Agreement. The Assignor-Assignees Security Agreement shall have been duly executed and delivered by all the parties thereto and shall be in form of Exhibit D hereto, together with proper financing statements (including Form UCC-1s) for filing under the UCC and/or any other applicable law, rule, statute or regulation relating to the perfection of a security interest in filing offices in the jurisdictions listed on Schedule 6.02(g).

                  (h) Guilford Security Agreements. Each of the Guilford-Assignor Security Agreement and the Guilford-Assignees Security Agreement shall have been duly executed and delivered by all the parties thereto and shall be in forms of Exhibits D-1 and D-2 hereto, together with proper financing statements (including Form UCC-1s) for filing under the UCC and/or any other applicable law, rule, statute or regulation relating to the perfection of a security interest in filing offices in the jurisdictions listed on Schedule 6.02(g).

                  (i) Pledge Agreement. The Pledge Agreement shall have been duly executed and delivered by all the parties thereto and shall be in form of Exhibit K hereto, together with proper financing statements (including Form UCC-1s) fully executed for filing under the UCC and/or any other applicable law, rule, statute or regulation relating to the perfection of a security interest in filing offices in the jurisdictions listed on Schedule 6.02(g).

                  (j) Management Agreement. The Management Agreement shall have been duly executed and delivered by all the parties thereto and shall be in form of Exhibit H hereto.

                  (k) Conversion Documents. Each Conversion Document shall have been duly executed and delivered by all the parties thereto and filed with the Secretary of State of the State of Delaware and shall be in forms of Exhibits L-N hereto.

                  (l) Corporate Documents of Guilford. Assignees shall have received on the Closing Date, a certificate, dated the Closing Date, of a senior officer of Guilford (the statements made in which shall be true and correct on and as of the Closing Date): (i) attaching copies, certified by such officer as true and complete, of Guilford's certificate of incorporation and by-laws or other organizational documents (together with any and all amendments thereto) certified by the appropriate Government Authority as being true, correct and complete copies; (ii) attaching copies, certified by such officer as true and complete, of resolutions of the board of directors of Guilford authorizing and approving the execution, delivery and performance by Guilford of this Agreement, the other Transaction Documents and the transactions contemplated herein and therein; (iii) setting forth the incumbency of the officer or officers of Guilford who have executed and delivered this Agreement and the other Transaction Documents including therein a signature specimen of each such officer or officers; and (iv) attaching copies, certified by such officer as true and complete, of certificates of the appropriate Government Authority of the jurisdiction of formation, stating that Guilford is in good standing under the laws of such jurisdiction.

                  (m) Corporate Documents of Assignor. Assignees shall have received on the Closing Date, a certificate, dated the Closing Date, of a senior officer of Assignor (the statements made in which shall be true and correct on and as of the Closing Date): (i) attaching copies, certified by such officer as true and complete, of Assignor's certificate of formation or other organizational documents (together with any and all amendments thereto) certified by the appropriate Government Authority as being true, correct and complete copies; (ii) attaching copies, certified by such officer as true and complete, of resolutions of the management committee of Assignor authorizing and approving the execution, delivery and performance by Assignor of this Agreement, the other Transaction Documents and the transactions contemplated herein and therein; (iii) setting forth the incumbency of the officer or officers of Assignor who have executed and delivered this Agreement and the other Transaction Documents including therein a signature specimen of each such officer or officers; and (iv) attaching copies, certified by such officer as true and complete, of certificates of the appropriate Government Authority of the jurisdiction of formation, stating that Assignor is in good standing under the laws of such jurisdiction.

                  (n) Corporate Documents of GPI Holdings. Assignees shall have received on the Closing Date, a certificate, dated the Closing Date, of a senior officer of GPI Holdings (the statements made in which shall be true and correct on and as of the Closing Date): (i) attaching copies, certified by such officer as true and complete, of GPI Holdings' certificate of incorporation and by-laws or other organizational documents (together with any and all amendments thereto) certified by the appropriate Government Authority as being true, correct and complete copies; (ii) attaching copies, certified by such officer as true and complete, of resolutions of the board of directors of GPI Holdings authorizing and approving the execution, delivery and performance by GPI Holdings of this Agreement, the other Transaction Documents and the transactions contemplated herein and therein; (iii) setting forth the incumbency of the officer or officers of GPI Holdings who have executed and delivered this Agreement and the other Transaction Documents including therein a signature specimen of each such officer or officers; and (iv) attaching copies, certified by such officer as true and complete, of certificates of the appropriate Government Authority of the jurisdiction of formation, stating that GPI Holdings is in good standing under the laws of such jurisdiction.

                  (o) Lack of Purchase Option Event. There shall not have occurred a Purchase Option Event.

                  (p) Covenants. Each of Assignor, GPI Holdings and Guilford shall have complied in all material respects with the covenants set forth in this Agreement and each other Transaction Document.

                  (q) Warrants. The Warrants shall have been duly executed and issued to Assignees.

                  (r) Merck Transaction. The asset transfer transaction contemplated by the Merck Purchase Agreement shall simultaneously close.

                  (s) Liquidity Account. The Liquidity Account shall have been established on terms and conditions acceptable to the Assignees.

                  SECTION 6.03 CONDITIONS APPLICABLE TO ASSIGNOR.

                  The obligations of each of Assignor and Guilford to effect the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived by Assignor and Guilford in their sole discretion:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Assignees set forth in this Agreement shall have been true, correct and complete as of the Closing Date.

                  (b) Litigation. No action, suit, litigation, proceeding or investigation shall have been formally instituted, be pending or threatened (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain or prohibit Assignees' acquisition or future receipt of the Assigned Interests.

                  (c) Officer's Certificate. Assignor shall have received at the Closing a certificate of an officer or member of the general partner of Assignees certifying that the conditions set forth in Sections 6.03(a) and (b) have been satisfied, in all respects as of the Closing Date.

                  (d) Full Payment. The Purchase Price shall have been tendered by Assignees to Assignor by wire transfer of immediately available funds to Assignor's Account identified to Assignees on or prior to the Closing.

                                  ARTICLE VII

                                   TERMINATION

                  SECTION 7.01 TERMINATION DATE.

                  This Agreement shall terminate on December 31, 2012; provided, however, that if any Obligations under this Agreement remain unpaid or any payments are required to be made by one of the parties hereunder after that date, this Agreement shall remain in full force and effect until any and all such payments have been made in full, and solely for that purpose. In addition, this Agreement shall sooner terminate if Assignees or Assignor shall have exercised their right under Sections 5.07(a), (b)(i) or (b)(ii)(A), respectively, with the termination date in that event being the date on which Assignor completes the repurchase in full of the Assigned Interests and pays in full in cash the Assignees Option Repurchase Price, the Call Price, the Assignor Option Repurchase Price or other applicable amount, as the case may be.

                  SECTION 7.02 EFFECT OF TERMINATION.

                  In the event of the termination of this Agreement pursuant to
Section 7.01, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders other than the provisions of this Section
7.02 and Sections 5.04, 5.13, 8,01, 8.04 and 8.05 hereof, which shall survive any termination as set forth in Section 8.01. Nothing contained in this Section
7.02 shall relieve any party from liability for any breach of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01 SURVIVAL.

                  (a) All representations and warranties made herein and in any other Transaction Document, any certificates or in any other writing delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Closing and shall continue to survive indefinitely. Notwithstanding anything in this Agreement or implied by law to the contrary, all the agreements contained in Sections 5.04, 5.13, 8.01, 8.04 and 8.05 shall survive indefinitely following the execution and delivery of this Agreement and the Closing and the termination of this Agreement.

                  (b) Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement and the other Transaction Documents, and the parties may rely on the representations and warranties in this Agreement and the other Transaction Documents irrespective of any information obtained by them by any investigation, examination or otherwise.

                  SECTION 8.02 SPECIFIC PERFORMANCE.

                  Each of the parties hereto acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement or any of the other Transaction Documents. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

                  SECTION 8.03 NOTICES.

                  All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing (including facsimile transmission) and delivered personally, by telegraph, telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed:

                  If to Assignees to:

                  c/o Paul Capital Management, L.L.C.
                  50 California Street
                  Suite 3000
                  San Francisco, California  94111
                  Attention:  Chief Financial Officer
                  Facsimile No.:  (415) 283-4301

                  with a copy to:

                  Walter Flamenbaum, M.D.
                  Paul Capital Partners
                  140th East 45th Street, 44th Floor
                  New York, New York 10017
                  Facsimile No.:  (646) 264-1101

                  and

                  Hale and Dorr LLP
                  60 State Street

                  Boston, MA 02109
                  Attention:  David Redlick, Esq.
                  Facsimile No.:   (617) 526-5000

                  If to Assignor to:

                  Artery, LLC
                  222 Delaware Avenue, 10th Floor
                  Wilmington, DE 19801
                  Attention:  Dan McCollom
                  Facsimile No.:
                                  -------------------

                  with a copy to:

                  Hogan & Hartson L.L.P.
                  111 South Calvert Street
                  Baltimore, Maryland 21202
                  Attention:  Michael J. Silver, Esq.
                  Facsimile No.:  (410) 539-6981

                  If to Guilford to:

                  Guilford Pharmaceuticals Inc.
                  6611 Tributary Street
                  Baltimore, MD 21224
                  Attention: Andrew R. Jordan, Chief Financial Officer Facsimile No.: (410) 631-6899

                  with a copy to:

                  Hogan & Hartson L.L.P.
                  111 South Calvert Street
                  Baltimore, Maryland 21202
                  Attention:  Michael J. Silver, Esq.
                  Facsimile No.:  (410) 539-6981

                  If to GPI Holdings to:

                  GPI Holdings, Inc.
                  222 Delaware Avenue, 10th Floor
                  Wilmington, DE 19801

                  Attention:  Dan McCollom
                  Facsimile No.:

                  with a copy to:

                  Hogan & Hartson L.L.P.
                  111 South Calvert Street
                  Baltimore, Maryland 21202
                  Attention:  Michael J. Silver, Esq.
                  Facsimile No.:  (410) 539-6981

if or to such other address or addresses as Assignees, Assignor or Guilford may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three
(3) Business Days after dispatch, unless such communication is sent trans-Atlantic, in which case shall be deemed effective five (5) Business Days after dispatch, (b) when telegraphed, telecopied, telexed or facsimiled, be effective upon receipt by the transmitting party of confirmation of complete transmission, (c) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered.

                  SECTION 8.04 SUCCESSORS AND ASSIGNS.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Guilford shall be entitled to assign any of its obligations and rights hereunder or any other Transaction Documents without the prior written consent of Assignees. *

                  SECTION 8.05 INDEMNIFICATION.

                  (a) Each of Assignor and Guilford hereby jointly and severally indemnifies and holds Assignees and their Affiliates and any of their respective partners, directors, managers, officers, employees and agents (each an "Assignees Indemnified Party") harmless from and against any and all Losses (including all Losses in connection with any product liability claims or claims of infringement or misappropriation of any intellectual property rights of any third parties) incurred or suffered by any Assignees Indemnified Party arising out of any breach of any representation, warranty or certification made by either Assignor or Guilford in any of the Transaction Documents or certificates given by Assignor in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by either Assignor or Guilford pursuant to this Agreement or any Transaction Document, including any failure by either Assignor or Guilford to satisfy any of the Excluded Liabilities and Obligations.



* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  (b) Assignees hereby indemnify and hold Assignor, Guilford, their Affiliates and any of their partners, directors, managers, officers, employees and agents (each an "Assignor Indemnified Party") harmless from and against any and all Losses incurred or suffered by an Assignor Indemnified Party arising out of any breach of any representation, warranty or certification made by Assignees in any of the Transaction Documents or certificates given by Assignees in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by Assignees pursuant to this Agreement or any Transaction Document.

                  (c) If any claim, demand, action or proceeding (including any investigation by any Government Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that, the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this
Section 8.05 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 8.05 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of such counsel. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  SECTION 8.06 EXPENSES.

                  Each party hereto will pay all of its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement, except Guilford agrees to, within the later of 30 days after the Closing and the presentation by Assignees of invoices or other records, reimburse Assignees for the lesser of $375,000 and their documented out of pocket due diligence and legal expenses.

                  SECTION 8.07 INDEPENDENT NATURE OF RELATIONSHIP.

                  (a) The relationship between Assignor and Assignees is solely that of seller and purchaser, and neither Assignees nor Assignor has any fiduciary or other special relationship with the other or any of their respective Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed to constitute Assignor and Assignees as a partnership, an association, a joint venture or other kind of entity or legal form.

                  (b) No officer or employee of Assignees will be located at the premises of Assignor, Guilford or any of their Affiliates, except in connection with an audit performed pursuant to Section 5.02. No officer or employee of Assignees shall engage in any commercial activity with Assignor, Guilford or any of their Affiliates other than as contemplated herein and in the other Transaction Documents.

                  (c) Assignor, Guilford and/or any of its Affiliates shall not at any time obligate Assignees, or impose on Assignees any obligation, in any manner or respect to any Person not a party hereto.

                  (d) Neither Assignor nor Guilford is transferring to Assignees any ownership interest in any patents, other patents or other intellectual property of either Assignor or Guilford.

                  SECTION 8.08 FEDERAL TAX.

                  Notwithstanding the accounting treatment thereof, for United States federal, state and local tax purposes, Guilford, Assignor and Assignees shall treat the transactions contemplated by this Agreement and the other Transaction Documents as (i) purchases of the Warrants by Assignees from Guilford for $* and (ii) loans from Assignees to Assignor in the amount of the balance of the Purchase Price, such Warrant purchases and loans to be made by Assignees in proportion to the respective amounts of the Purchase Price payable by them pursuant to Section 2.03 hereof. *

                  SECTION 8.09 ENTIRE AGREEMENT.

                  This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements (including the Letter of Intent), understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits, Schedules or other Transaction Documents) has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  SECTION 8.10 AMENDMENTS; NO WAIVERS.

                  (a) This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

                  (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 8.11 INTERPRETATION.

                  When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other.



* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  SECTION 8.12 HEADINGS AND CAPTIONS.

                  The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                  SECTION 8.13 COUNTERPARTS; EFFECTIVENESS.

                  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

                  SECTION 8.14 SEVERABILITY.

                  If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

                  SECTION 8.15 GOVERNING LAW; JURISDICTION.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO AND ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

                  (c) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN

SUBSECTION (b) ABOVE OF THIS SECTION 8.15 IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUIT, ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS ON THE OTHER PARTY IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION 8.16 WAIVER OF JURY TRIAL.

                  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.



ASSIGNOR:                        ARTERY, LLC



                                 By:   /s/ Daniel McCollom
                                      ----------------------------------------
                                           Name: Daniel McCollom
                                                 -----------------------------
                                           Title: Vice President and Secretary
                                                 -----------------------------


GUILFORD:                        GUILFORD PHARMACEUTICALS INC.



                                 By:   /s/ Craig R. Smith, M.D.
                                      -----------------------------------
                                           Name:  Craig R. Smith, M.D.
                                                 ------------------------
                                           Title: Chairman, President and
                                                 ------------------------
                                                  Chief Executive Officer
                                                 ------------------------

ASSIGNEES:                       PAUL ROYALTY FUND, L.P.

                                 By:  Paul Capital Management, LLC,
                                      its General Partner

                                      By:  /s/ Walter Flamenbaum
                                          ------------------------------
                                          Name:  Walter Flamenbaum, M.D.
                                          Title: Managing Member

                                 PAUL ROYALTY FUND HOLDINGS II

                                 By:  Paul Royalty Fund II, L.P.
                                      its Managing Partner

                                      By: Paul Capital Royalty Management, LLC,
                                          its General Partner

                                          By: /s/ Walter Flamenbaum
                                              ------------------------------
                                              Name:  Walter Flamenbaum, M.D.
                                              Title: Managing Member

GPI HOLDINGS                     GPI HOLDINGS, INC.



                                 By:   /s/ Daniel McCollom
                                      --------------------------------------
                                        Name:  Daniel McCollom
                                              ------------------------------
                                        Title: Vice President and Secretary
                                              ------------------------------


                    [SIGNATURE PAGE TO ASSIGNMENT AGREEMENT]

                         EXHIBIT A - * SALES


                                   *


*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 5.07(A) - ASSIGNEES OPTION REPURCHASE PRICE


The Assignees Option Repurchase Price shall be the exact respective amount specified below if payment is received by the Assignees on one of the dates specified below (the "Calculation Dates") and if received by the Assignees on any other date during the Term shall be an amount equal to the sum of (i) the amount specified for the immediately prior Calculation Date and (ii) the product of (A) the amount specified for the immediately following Calculation Date less the amount specified for the immediately prior Calculation Date and (B) the quotient of the number of days that payment is received after the immediately prior Calculation Date over 365.


October 28,   October 28,  October 28    October 28,   October 28,   October 28,   October 28,   October 28,     October 28,
    2004         2005         2006          2007          2008           2009         2010          2011            2012
-----------   -----------  ----------    -----------   -----------   -----------   -----------   -----------     -----------
$63,000,000   $70,980,000  $92,274,000  $110,991,579  $141,514,263  $160,217,285+  200,271,606+  250,339,508+   $312,924,385+


+Subject to the overall limit as set forth in the last sentence of Section 5.07(c).

SCHEDULE 5.07(B)(I) - ASSIGNOR OPTION REPURCHASE PRICE



The Assignor Option Repurchase Price shall be the exact respective amount specified below if payment is received by the Assignees on one of the dates specified below (the "Calculation Dates") and if received by the Assignees on any other date during the Term shall be an amount equal to the sum of (i) the amount specified for the immediately prior Calculation Date and (ii) the product of (A) the amount specified for the immediately following Calculation Date less the amount specified for the immediately prior Calculation Date and (B) the quotient of the number of days that payment is received after the immediately prior Calculation Date over 365.



 October 28,   October 28,   October 28,    October 28,     October 28,    October 28,    October 28,    October 28,    October 28,
     2004          2005          2006           2007            2008           2009          2010            2011           2012
 -----------   -----------   -----------    -----------     -----------    -----------    -----------    -----------    -----------
$84,000,000    $84,000,000   $103,335,750   $119,956,200   $155,943,060+  $202,725,978+  $263,543,771+  $342,606,903+  $445,388,974+


+Subject to the overall limit as set forth in the last sentence of Section 5.07(c).

SCHEDULE 5.07(B)(II)(A) - CALL PRICE



The Call Price shall be the exact respective amount specified below if payment is received by the Assignees on one of the dates specified below (the "Calculation Dates") and if received by the Assignees on or after any other date on or after October 28, 2006 during the Term shall be an amount equal to the sum of (i) the amount specified for the immediately prior Calculation Date and (ii) the product of (A) the amount specified for the immediately following Calculation Date less the amount specified for the immediately prior Calculation Date and (B) the quotient of the number of days that payment is received after the immediately prior Calculation Date over 365.



 October 28,    October 28,      October 28,      October 28,     October 28,     October 28,       October 28,
    2006           2007             2008             2009            2010            2011              2012
 -----------    -----------      -----------      -----------     -----------     -----------       -----------
 $109,183,594   $150,127,441+    $206,425,232+   $283,834,694+   $390,272,704+   $536,624,968+     $737,859,331+




+Subject to the overall limit as set forth in the last sentence of Section 5.07(c).

SCHEDULE 5.07(B)(II)(B) - SECURED FINANCING EVENT PRICE



The Secured Financing Event Price shall be the exact respective amount specified below if payment is received by the Assignees on one of the dates specified below (the "Calculation Dates") and if received by the Assignees on any other date during the Term shall be an amount equal to the sum of (i) the amount specified for the immediately prior Calculation Date and (ii) the product of (A) the amount specified for the immediately following Calculation Date less the amount specified for the immediately prior Calculation Date and (B) the quotient of the number of days that payment is received after the immediately prior Calculation Date over 365.



October 28,   October 28,    October 28,    October 28,    October 28,    October 28,    October 28,   October 28,     October 28,
    2004          2005           2006           2007           2008           2009          2010           2011            2012
-----------   -----------    -----------    -----------    -----------    -----------    -----------   -----------     -----------
$105,000,000  $105,000,000   $109,183,594  $150,127,441+  $206,425,232+  $283,834,694+  $390,272,704+ $536,624,968+   $737,859,331+




+Subject to the overall limit as set forth in the last sentence of Section 5.07(c).

SCHEDULE 5.07(C) - PAYMENT FACTORS


Payments made under Sections 2.02(a), (b), (f) and (g) shall be multiplied by the factors specified below for each applicable Repurchase Price calculation, and to reflect the calendar years in which the applicable payments were made and the Repurchase Price is paid.


Assignees Option Repurchase Price:


                                     Year of Payment Under Section 2.02
                                     ----------------------------------

                        2003   2004   2005   2006   2007   2008   2009   2010   2011   2012
                        ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
                 2003   1.00
                 2004   1.30   1.00
                 2005   1.69   1.30   1.00
Year of Payment  2006   2.20   1.69   1.30   1.00
of Repurchase    2007   2.64   2.07   1.63   1.28   1.00
Price            2008   3.37   2.64   2.07   1.63   1.28   1.00
                 2009   3.81   3.05   2.44   1.95   1.56   1.25   1.00
                 2010   4.77   3.81   3.05   2.44   1.95   1.56   1.25   1.00
                 2011   5.96   4.77   3.81   3.05   2.44   1.95   1.56   1.25  1.00
                 2012   7.45   5.96   4.77   3.81   3.05   2.44   1.95   1.56  1.25     1.00

Assignor Option Repurchase Price:


                                        Year of Payment Under Section 2.02
                                        ----------------------------------

                  2003     2004     2005     2006    2007     2008     2009     2010     2011    2012
                  ----     ----     ----     ----    ----     ----     ----     ----     ----    ----
         2003     1.00

                 2004     1.35   1.00
                 2005     1.82   1.35     1.00
                 2006     2.46   1.82     1.35     1.00
                 2007     2.86   2.20     1.69     1.30    1.00
Year of Payment  2008     3.71   2.86     2.20     1.69    1.30     1.00
of Repurchase    2009     4.83   3.71     2.86     2.20    1.69     1.30     1.00
Price            2010     6.27   4.83     3.71     2.86    2.20     1.69     1.30     1.00
                 2011     8.16   6.27     4.83     3.71    2.86     2.20     1.69     1.30     1.00
                 2012    10.60   8.16     6.27     4.83    3.71     2.86     2.20     1.69     1.30    1.00

Call Price and Secured Financing Event Price:



                                                     Year of Payment Under Section 2.02
                                                     ----------------------------------

                            2003     2004     2005     2006    2007     2008     2009     2010     2011    2012
                            ----     ----     ----     ----    ----     ----     ----     ----     ----    ----
                   2003     1.00+
                   2004     1.38+    1.00+
                   2005     1.89+    1.38+   1.00+
                   2006     2.60     1.89    1.38     1.00
                   2007     3.57     2.60    1.89     1.38     1.00
Year of Payment    2008     4.91     3.57    2.60     1.89     1.38    1.00
of Repurchase      2009     6.76     4.91    3.57     2.60     1.89    1.38     1.00
Price              2010     9.29     6.76    4.91     3.57     2.60    1.89     1.38     1.00
                   2011    12.78     9.29    6.76     4.91     3.57    2.60     1.89     1.38     1.00
                   2012    17.57    12.78    9.29     6.76     4.91    3.57     2.60     1.89     1.38    1.00


+ Only Applicable to a Secured Financing Event Repurchase pursuant to Section 5.07(b)(ii)(B)